Confidential

Execution Draft

Exhibit 10.36

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

LICENSE AND COLLABORATION AGREEMENT

This LICENSE AND COLLABORATION AGREEMENT (the “Agreement”) is entered into on August 5, 2024 (the “Effective Date”) between:

SHANGHAI EPIMAB BIOTHERAPEUTICS CO., LTD., a limited liability company duly incorporated under the laws of the People’s Republic of China, registered at Floor 6, Building 3, Zhongke Road 702, Pudong New District, Shanghai, China with a place of business at 6th floor, Building 2, 4560 Jinke Road, Pudong New District, Shanghai, 201210, China (“EpimAb”), and

FL2024-005, INC., a corporation organized under the laws of Delaware, having its principal place of business at 601 California St., Suite 600, San Francisco, CA 94108 (“NEWCO”).

EpimAb and NEWCO are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

Recitals

WHEREAS, NEWCO and additional Persons are entering into the Series A Purchase Agreement (as defined below) concurrent with this Agreement;

WHEREAS, EpimAb, a biotechnology company, has developed a proprietary technology platform known as FIT-Ig® for the development of bi-specific antibodies as well as certain proprietary CD3 Binding Domains, and has used FIT-Ig® together with the CD3 Binding Domains to develop a proprietary bi-specific antibody targeting BCMA and CD3 named “EMB-06”;

WHEREAS, EpimAb Biotherapeutics Inc., an Affiliate of EpimAb, and Foresite Capital Fund VI, L.P., an affiliate of NEWCO, have entered into certain Term Sheet effective as of [***] regarding the subject matter hereof (the “Term Sheet”); and

WHEREAS, NEWCO wishes to obtain from EpimAb, and EpimAb is willing to grant to NEWCO, an exclusive license to research, Develop, Manufacture and Commercialize EMB-06 in the NEWCO Territory, all as defined and on the terms and conditions set forth herein.

Agreement

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

Unless the context otherwise requires, the terms in this Agreement with initial letters capitalized shall have the meanings set forth below:

1.1 “Accounting Standards” means U.S. Generally Accepted Accounting Principles (GAAP) or the International Financial Reporting Standards (IFRS).

1.2 “Active Ingredient” means any clinically active material that provides pharmacological activity in a pharmaceutical (including any biologic) product (excluding formulation components such as coatings, stabilizers, excipients or solvents, adjuvants or controlled release technologies).

1.3 “Affiliate” means, with respect to a Party, any Person that directly or indirectly controls, is controlled by or is under common control with such Party, in each case, only for so long as such control exists. As used in this definition, “control” (and, with correlative meanings, the terms “controlled by” and “under common control with”) means: (a) in the case of a corporation, the direct or indirect ownership of more than fifty percent (50%) of the outstanding voting securities having the right to vote for the election of directors thereof, or (b) in the case of any other type of entity, the direct or indirect possession of an interest that results in the ability to direct or cause the direction of the management or policies of such Person or the power to appoint more than fifty percent (50%) of the members of the governing body of such Person, in each case whether through ownership of voting securities, by contract, or otherwise. For clarity for purposes of this Agreement, EpimAb and NEWCO shall not be considered Affiliates of each other. Notwithstanding the foregoing, [***] shall be deemed Affiliates of NEWCO except for Persons directly or indirectly controlled by NEWCO.

1.4 “Applicable Laws” means all laws, statutes, ordinances, regulations, rules or orders of any kind whatsoever of any Governmental Authority that may be in effect from time to time and applicable to the activities contemplated by this Agreement.

1.5 [***] means the [***].

1.6 “BCMA Binding Domain” means the CDR sequences specified in a Product Specific Claim Directed To any epitope of BCMA.

1.7 “Biosimilar Product” means with respect to a Product in a particular Country in the NEWCO Territory, any product sold by a Third Party not authorized by NEWCO or its Affiliates or its or their sublicensees that is approved by the applicable Regulatory Authority for such Country through any application or submission filed with a Regulatory Authority for Regulatory Approval of a biological product claimed to be biosimilar or interchangeable to such Product or otherwise relying on the approval of such Product in such Country, including, an application filed under 42 U.S.C. § 262(k) or any similar provisions in a Country outside the U.S., based in reliance, at least in part, on data generated for a Regulatory Approval of such Product.

1.8 “Business Day” means a day other than Saturday, Sunday or any day on which banks located in Shanghai, China, or New York, USA are authorized or obligated to close. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

1.9 “Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.10 “Calendar Year” means each twelve (12) month period commencing on January 1 and ending on December 31.

1.11 “CD3 Binding Domains” means the CDR sequences specified in a Product Non-Specific Claim or Product Specific Claim Directed To any epitope of CD3.

1.12 “cGMP” means all applicable current Good Manufacturing Practices, including, as applicable, the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Parts 4, 210, 211, 601, 610 and 820, European Directive 2003/94/EC and Eudralex 4, the principles detailed in the International Conference on Harmonization (“ICH”) Q7 guidelines, and the equivalent Applicable Laws in any relevant Country, each as may be amended and applicable from time to time.

1.13 “Change of Control” means, with respect to a Party, (a) the sale of all or substantially all of its assets or all or substantially all of its assets relating to the Products; (b) a merger, reorganization, consolidation or other transaction (or a series of transactions) involving such Party and any Person that is not an Affiliate of such Party as of the Effective Date, which directly or indirectly results in the holders of voting securities of such Party outstanding immediately prior thereto ceasing to beneficially own at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization, consolidation or other transaction, or (c) any Person that is not an Affiliate of such Party as of the Effective Date becoming the direct or indirect beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party or otherwise acquiring the power (whether through ownership interest, contractual right or otherwise) to direct or cause the direction of the management or policies of such Party. “Acquirer” means, with respect to a Change of Control: (i) the Person to whom the assets in clause (a) are sold; or (ii) the Person referenced in clause (b) or clause (c), as applicable.

1.14 “Clinical Trial” means any clinical testing of a Product in human subjects.

1.15 “Commercialization,” “Commercialized,” or “Commercialize” means all activities directed to marketing, distribution, detailing or selling of pharmaceutical products (including importing and exporting activities in connection therewith), including all activities directed to obtaining pricing and reimbursement approvals for Products.

1.16 “Commercially Reasonable Efforts” means (a) where applied to carrying out specific tasks and obligations of a Party under this Agreement, expending (on its own or acting through any of its Affiliates, sublicensees or subcontractors) reasonable, diligent, good faith efforts and resources to accomplish such task or obligation as a similarly situated biotechnology company would normally use to accomplish a similar task or obligation under similar circumstances; and (b) where applied to the Development or Commercialization of Products under this Agreement, the use of reasonable, diligent, good faith efforts and resources, as normally used by a similarly situated biotechnology company for a product at a similar stage of development or life cycle and of similar market potential, taking into account all relevant factors including measures of patent coverage, the Third Party Patent landscape, relative safety and efficacy, product profile, life cycle status, development or manufacturing costs, timelines and budgets, availability of supply, likelihood and timing for obtaining Regulatory Approval, approved or anticipated labeling, existing or projected pricing, duration of exclusivity, existing or projected pricing or sales, the competitiveness of the marketplace, the proprietary position of such product, the regulatory structure involved, and other relevant factors. Prior to a [***], “Commercially Reasonable Efforts” shall require that such Party (on its own or acting through any of its Affiliates, sublicensees or subcontractors), [***].

1.17 “Competing Product” means any bi-specific antibody that contains ([***]) a CDR sequence Directed To any epitope of [***] and a CDR sequence Directed To any epitope of [***] and any product that contains such a compound.

1.18 “Compound” means any Primary Compound or Modified Compound, as the context requires.

1.19 “Confidential Information” of a Party means all non-public or proprietary information (including Know-How, unpublished patent applications and other information and data of a financial, commercial, business, scientific or technical nature) of such Party that is disclosed by or on behalf of such Party or any of its Affiliates or otherwise made available to the other Party or any of its Affiliates, whether made available orally, in writing or in electronic or other form. The terms and conditions of this Agreement are the Confidential Information of both Parties.

1.20 “Control” or “Controlled” means, with respect to any Know-How, Patents or other intellectual property rights, that a Party has the legal authority or right (whether by ownership, license or otherwise) to grant to the other Party a license, sublicense, access or other right (as applicable) under such Know-How, Patents, or other intellectual property rights, on the terms and conditions set forth herein, in each case without breaching the terms of any agreement with a Third Party existing: (a) as of the Effective Date; or (b) subsequent to the Effective Date, if (in the case of this clause (b)) such Party first acquired rights to such Know-How, Patents, or other intellectual property rights pursuant to such agreement. A Party shall be deemed to Control any Joint Patent to the extent of its individual or joint interest therein, as applicable.

1.21 “Cover”, “Covering” and “Covered” means, with respect to a Patent and a Compound or Product or Invention, or a particular method of making or using of such Compound, Product, or Invention, that, in the absence of ownership of or a license under such Patent, the making, use, and sale, offering for sale, or importation of such Compound, Product, or Invention, or the practice of such method to make or use such Compound or Product, or the practice of such Invention (as applicable) would infringe a claim of such Patent (or in the case of a claim that has not yet issued, would infringe such claim if it were to issue).

1.22 “Country” means a country within the Territory. For the purpose of this Agreement, in the EpimAb Territory each region, namely, Mainland China, Taiwan, Hong Kong and Macau, shall be deemed a Country.

1.23 “Development,” “Developing,” or “Develop” means all activities to obtain and maintain Regulatory Approval for Products, including all pre-clinical studies and Clinical Trials of a Product, manufacture process development, distribution of Products for use in Clinical Trials (including placebos and comparators), statistical analyses, the preparation of Regulatory Materials and all regulatory affairs related to any of the foregoing.

1.24 “Directed To” means, with regard to a compound or product and a target, that such compound or product (a) binds directly to an epitope of such target, and (b) exerts its primary diagnostic, prophylactic or therapeutic activity as a result of such direct binding.

1.25 “Dollars” or “$” means U.S. dollars, the lawful currency of the U.S.

1.26 “EpimAb Territory” means Greater China, including Hong Kong, Macau and Taiwan.

1.27 “Elected Upstream License Agreement” means an agreement: (a) pursuant to which EpimAb or any of its Affiliates in-licenses or acquires Patents or Know-How from a Third Party after the Effective Date; and (b) that NEWCO agrees in writing to: (i) comply with the applicable terms and conditions of; and (ii) pay EpimAb’s or its applicable Affiliate’s payment obligations to such Third Party, in each case of (i) and (ii), to the extent associated with the grant, maintenance or exercise of a sublicense to NEWCO under such Know-How or Patents (as applicable) such that such Patents or Know-How (as applicable) become Licensed Technology.

1.28 “Field” means the diagnosis, treatment or prevention of all human and non-human diseases.

1.29 “First Commercial Sale” means, with respect to any Product in any Country, the first sale of such Product to a Third Party for distribution, use or consumption in such Country after the Regulatory Approvals have been obtained for such Product in such Country.

1.30 “FIT-Ig Technology” means EpimAb’s proprietary technology platform for the development of bi-specific antibodies, [***], including associated Patents and Know-How.

1.31 “FIT-Ig Technology Improvements” means NEWCO Product Technology that is: (a) Covered by a Product Non-Specific Patent and is not Covered by a Product Specific Patent (or any Product Specific Claim); (b) [***] applicable to the FIT-Ig Technology (and is not applicable to other bi-specific binding technology); and (c) invented by [***] after the Effective Date.

1.32 “GCP” means all applicable Good Clinical Practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of Clinical Trials,

including, as applicable (a) as set forth in the ICH Technical Requirements for Registration of Pharmaceuticals for Human Use Harmonized Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95) and any other guidelines for good clinical practice for trials on medicinal products in the Territory, (b) the Declaration of Helsinki (2013) as last amended at the 64th World Medical Association in October 2013 and any further amendments or clarifications thereto, (c) 21 C.F.R. Parts 50 (Protection of Human Subjects), 56 (Institutional Review Boards) and 312 (Investigational New Drug Application), as may be amended from time to time, and (d) the equivalent Applicable Laws in any other Country, each as may be amended and applicable from time to time and in each case, that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects.

1.33 “GLP” means all applicable Good Laboratory Practice standards, including, as applicable, as set forth in the then current good laboratory practice standards promulgated or endorsed by the U.S. Food and Drug Administration as defined in 21 C.F.R. Part 58, or the equivalent Applicable Laws in any other Country, each as may be amended and applicable from time to time.

1.34 “Global Study” means a Clinical Trial designed to obtain Regulatory Approvals for a Product in multiple jurisdictions in both the EpimAb Territory and the NEWCO Territory through the conduct of such Clinical Trial in multiple jurisdictions in both the EpimAb Territory and the NEWCO Territory in accordance with a common protocol.

1.35 “Governmental Authority” means any agency, court, commission, authority, department, ministry, official or other instrumentality of, or being vested with public authority under any law of, any country, region, state or local authority or any political subdivision thereof, or any association of countries.

1.36 [***].

1.37 “IND” means any investigational new drug application, clinical trial application, clinical trial exemption or similar or equivalent application or submission to the applicable Regulatory Authority for approval to conduct clinical testing of a pharmaceutical product in humans.

1.38 “Indication” means a separate and distinct disease or condition in humans for which a Product obtains Regulatory Approval or for which Regulatory Approval is sought. For clarity: [***].

1.39 “Initiate” or “Initiation” means, with respect to a Clinical Trial, the dosing (either with a Product or placebo) of the first human subject or patient enrolled in such Clinical Trial.

1.40 “Invention” means any invention, data, results, discovery, finding, process, improvement, method, composition of matter, article of manufacture, patentable or otherwise, that is invented, first reduced to practice, or otherwise generated by either Party exercising its rights or carrying out its obligations under this Agreement, whether directly or via its Affiliates, agents, contractors or sublicensees, including all rights, title and interest in and to the intellectual property rights therein.

1.41 “Joint Patents” means all Patents jointly owned by the Parties.

1.42 “Joint Product Non-Specific Patents” means all Joint Patents that contain any Product Non-Specific Claim and do not contain any Product Specific Claim.

1.43 “Joint Product Specific Patents” means all Joint Patents that contain any Product Specific Claim and do not contain any Product Non-Specific Claim.

1.44 “Know-How” means any proprietary scientific or technical information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, including databases, safety information, practices, methods, techniques, specifications, formulations, formulae, knowledge, know-how, skill, experience, test data including pharmacological, medicinal chemistry, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data, studies and procedures, and manufacturing process and development information, results and data, but excluding any Patent.

1.45 “Licensed Know-How” means all Know-How that is (a) Controlled by EpimAb or any of its Affiliates as of the Effective Date or at any time during the Term and (b) [***] for the Development, Manufacture or Commercialization of a Compound or a Product in the Field; provided however that Licensed Know-How shall exclude: (i) any Know-How that: (A) is Controlled by a Third Party that becomes an Affiliate of EpimAb after the Effective Date as a result of a Change of Control of EpimAb (each an “Acquirer Affiliate”); (B) is not Controlled by EpimAb and its Affiliates that are not Acquirer Affiliates; and (C) is not used in the Development, Manufacture or Commercialization of a Compound or a Product; and (ii) any Know-How that EpimAb or any of its Affiliates in-licenses or acquires from a Third Party after the Effective Date for which: (A) EpimAb promptly notifies NEWCO of such in-license or acquisition and provides the applicable terms and conditions of the corresponding agreement that NEWCO would be subject to (i.e., EpimAb may reasonably redact certain information in such license agreement to the extent not necessary to determine NEWCO’s compliance with its obligations under the agreement) under which EpimAb or its Affiliate obtains such Control; and (B) NEWCO does not agree in writing to both comply with the applicable terms and conditions of the agreement under which EpimAb or its Affiliate obtains Control of such Know-How and pay all amounts that EpimAb or its Affiliate would be obligated to pay in connection with the grant, maintenance or exercise of a sublicense to NEWCO under such Know-How. For clarity, any Know-How that initially meets the qualifications to be excluded from Licensed Know-How pursuant to clause (i) or (ii) shall become Licensed Know-How if it ceases to meet such qualifications. Notwithstanding the foregoing, Licensed Know-How excludes: (1) [***] [***]; and (2) Know-How that solely relates to an Active Ingredient that is not a Compound and is included in a Product.

1.46 “Licensed Patents” means all Patents that (a) are Controlled by EpimAb or any of its Affiliates as of the Effective Date or at any time during the Term and (b) Cover the Primary Compound or any Product or use thereof (including composition of matter, methods of making and using) in the Field; provided however that Licensed Patents shall exclude: (i) any Patent that: (A) is Controlled by an Acquirer Affiliate; (B) is not Controlled by EpimAb and its Affiliates that are not Acquirer Affiliates; and (C) does not Cover an Invention used in or directly resulting from, the Development, Manufacture or Commercialization of a Compound or Product; and (ii) any Patent that EpimAb or any of its Affiliates in-licenses or acquires from a Third Party after the Effective Date for which: (A) EpimAb promptly notifies NEWCO of such in-license or acquisition and provides the applicable terms and conditions of the corresponding agreement that NEWCO would be subject to (i.e., EpimAb may reasonably redact certain information in such license agreement to the extent not necessary to determine NEWCO’s compliance with its obligations under the agreement) under which EpimAb or its Affiliate obtains such Control; and (B) NEWCO does not agree in writing to both comply with the applicable terms and conditions of the agreement under which EpimAb or its Affiliate obtains Control of such Patent and pay all amounts that EpimAb or its Affiliate would be obligated to pay in connection with the grant, maintenance or exercise of a sublicense to NEWCO under such Patent. Certain Licensed Patents existing as of the Effective Date are set forth in Schedule 1.46. For clarity, any Patent that initially meets the qualifications to be excluded from Licensed Patents pursuant to clause (i) or (ii) shall become a Licensed Patent if it ceases to meet such qualifications. Notwithstanding the foregoing, Licensed Patents exclude: (1) Patents that Cover the composition of [***]; and (2) Patents that both: [***].

1.47 “Licensed Technology” means Licensed Know-How and Licensed Patents (including EpimAb’s rights and interests in Joint Inventions and Joint Patents).

1.48 “MAA” or “Marketing Authorization Application” means an application to the appropriate Regulatory Authority for approval to sell a pharmaceutical product in a particular jurisdiction and all amendments and supplements thereto, including New Drug Application (NDA) and Biologic License Application (BLA), but excluding applications for pricing and reimbursement approval.

1.49 “Manufacture,” “Manufactured,” and “Manufacturing” mean activities directed to manufacturing, processing, filling, finishing, packaging, labeling, quality control, quality assurance testing and release, post-marketing validation testing, inventory control and management, storing and transporting Compounds or Products.

1.50 “Manufacturing Cost” means, with respect to a Compound or any component thereof, (a) (i) if NEWCO or its Affiliate or sublicensees Manufactures the Compound or component, [***], or (ii) if another Third Party Manufactures the Compound or component, [***], plus (b) [***].

For the avoidance of doubt, (A) [***] shall be deemed Manufacturing Costs, and (B) [***] shall be included as Manufacturing Costs.

1.51 “Modified Compound” means any bi-specific antibody that is not the Primary Compound and that contains ([***]): (a) the [***] in the Primary Compound; and (b) the [***] in the Primary Compound.

1.52 “Net Sales” means the gross price billed or invoiced on sales of Products by NEWCO, its Affiliates, or sublicensees for the sale of Products to a Third Party in the NEWCO Territory, less the following deductions, to the extent [***] allocable to the sale of such Product:

[***]

[***]

[***].

1.53 “NEWCO Product Technology” means all Inventions that are invented by or on behalf of NEWCO (or its Affiliates or sublicensees) in the Development or Manufacture of any Compound or Product.

1.54 “NEWCO Territory” means worldwide except for the EpimAb Territory.

1.55 “NEWCO Territory JSC Matter” means the approval of the initial NEWCO Development Plan or any material amendment thereto prior to a [***].

1.56 “Non-Oncology Development” means the clinical Development of Products in all Indications that are not oncology Indications.

1.57 “Oncology Clinical Trial” means the ongoing multi-center Phase 1/2 Clinical Trial of a Product being conducted by EpimAb as of the Effective Date for (and only for) oncology Indications.

1.58 “Oncology Development” means the clinical Development of the Products performed in the EpimAb Territory solely for oncology Indications, including but not limited to multiple myeloma.

1.59 “Oncology Third Party” means the Third Party that, collectively with its Affiliates, has a market capitalization of at least [***] as of [***] and [***] to obtain rights and licenses from EpimAb to exclusively Develop and Commercialize the Products in (and only in) oncology Indications only in the EpimAb Territory. For the avoidance of doubt, [***], the Oncology Third Party shall be deemed to be a licensee of EpimAb for the purposes of this Agreement.

1.60 “Patents” means all national, regional and international patents and patent applications, including divisions, continuations, continuations-in-part, additions, re-issues, renewals, extensions, substitutions, re-examinations or restorations, registrations and revalidations, and supplementary protection certificates and equivalents to any of the foregoing.

1.61 “Person” means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity.

1.62 “Phase 1 Clinical Trial” or “Phase 1b Clinical Trial” means a Clinical Trial of a Product in healthy volunteers or patients to estimate the initial safety and tolerability of such Product and to determine the metabolism and the pharmacokinetic and pharmacodynamic actions of such Product, the side effects associated with increasing doses, and, if possible, to gain early evidence on effectiveness and on such Product’s activity, or any human clinical trial of such Product that would otherwise satisfy the requirements of 21 CFR 312.21(a) or corresponding foreign regulations.

1.63 “Phase 1/2 Clinical Trial” means a Clinical Trial that combines both a Phase 1 Clinical Trial and a Phase 2 Clinical Trial into a single protocol, where the Phase 1 Clinical Trial portion is performed first to: (a) establish initial safety, tolerability, pharmacokinetic and pharmacodynamic information for a pharmaceutical or biological product as a monotherapy or in combination with another agent and (b) determine the maximum tolerable dose of such product, and the Phase 2 Clinical Trial portion is performed second to evaluate the safety and efficacy of such product as a monotherapy or in combination with another agent in subjects with a target disease or medical condition treated with a selected dose. For clarity, “Phase 1/2 Clinical Trial” shall include any Clinical Trial that includes any combination of the portions of a Phase 1 Clinical Trial and a Phase 2 Clinical Trial, including a Phase 1b/2a Clinical Trial, a Phase 1b/2 Clinical Trial, or a Phase 1/2a Clinical Trial.

1.64 “Phase 2 Clinical Trial” means a controlled Clinical Trial conducted to evaluate the effectiveness and to explore the therapeutic efficacy of a Product for a particular Indication or Indications in patients with the disease or condition under study and to determine the common short-term side effects and risks associated with such Product and to determine the dose and regimen for Phase 3 Clinical Trials, or any human Clinical Trial of such Product that would otherwise satisfy the requirements of 21 CFR 312.21(b) or corresponding foreign regulations.

1.65 “Phase 3 Clinical Trial” means a controlled Clinical Trial that is performed after preliminary evidence suggesting effectiveness of a Product has been obtained, and is intended to demonstrate or confirm the therapeutic benefit of such Product and to gather the additional information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of such Product and to provide an adequate basis for marketing approval and for such Product’s labeling and summary of Product characteristics, or any human Clinical Trial of such Product that would otherwise satisfy the requirements of 21 CFR 312.21(c) or corresponding foreign regulations.

1.66 “Pivotal Clinical Trial” means any Clinical Trial that is designed and intended, as of the time the Clinical Trial is initiated, to obtain sufficient results and data to enable the preparation and filing of an MAA. If a Clinical Trial is not initially designed or intended to be a Pivotal Clinical Trial but is later re-designed or converted into, or is re-presented or identified as, a Clinical Trial that could be or that is used as an adequate and well-controlled Clinical Trials to support MAA filing, then such Clinical Trial shall be deemed to be a Pivotal Clinical Trial as of the date of such re-design/conversion/re-presentation/identification, and if the first patient in such Clinical Trial was dosed before the date of such re-design/conversion/re-presentation/identification, then the milestone for the Initiation of the Pivotal Clinical Trial shall be deemed achieved upon such re-design/conversion/re-presentation/identification. For clarity, all Phase 3 Clinical Trials are Pivotal Clinical Trials.

1.67 “[***]” means: (a) NEWCO, or any of its Affiliates or sublicensees, [***]; or (b) NEWCO (or an Acquirer or Affiliate of NEWCO) [***] prior to [***].

1.68 “Primary Compound” means EMB-06, as described in [***] and having the structure set forth in Schedule 1.68, which antibody is developed using the FIT-Ig Technology and is Directed To both BCMA and CD3.

1.69 “Product” means any pharmaceutical product that contains a Compound as an Active Ingredient, alone or in combination with other Active Ingredients, in any formulation, dosage form or presentation and for any mode of administration.

1.70 “Product Non-Specific Claim” means a claim included in a Licensed Patent (including a Joint Patent) that (a) Covers the Manufacturing, Developing or Commercialization of a Compound or any Product, including claims Covering the FIT-Ig Technology or the CD3 Binding Domains of the Primary Compound, and (b) is not a Product Specific Claim.

1.71 “Product Non-Specific Patent” means any Licensed Patent that: contains at least one Product Non-Specific Claim. Product Non-Specific Patents are listed in Schedule 1.71, as the same may be amended in accordance with Section 9.2.

1.72 “Product Specific Claim” means a claim included in a Licensed Patent (including a Joint Patent) that (a) specifically Covers any BCMA/CD3 bi-specific antibody as a whole molecule or use of such molecule, or (b) Covers any CDR sequence contained in any domain Directed To BCMA.

1.73 “Product Specific Patent” means any Licensed Patent that (a) contains at least one Product Specific Claim and (b) does not contain any Product Non-Specific Claim. ProductSpecific Patents are listed in Schedule 1.73, as the same may be amended in accordance with Section 9.2.

1.74 “Qualified Series A Financing” means a Series A Preferred Stock financing of NEWCO with a post-money valuation of at least [***] and with at least [***] in gross proceeds to NEWCO.

1.75 “Regulatory Approval” means, with respect to a Product in a Country or jurisdiction, all approvals from the Regulatory Authorities necessary to market and sell such Product in such Country or jurisdiction (including where applicable, all pricing and reimbursement approvals).

1.76 “Regulatory Authority” means any applicable Government Authority responsible for granting Regulatory Approvals for a Product.

1.77 “Regulatory Exclusivity” means any exclusive marketing rights, data exclusivity rights, or other exclusivity rights or market protections (other than Patents) conferred by any Regulatory Authority with respect to a biologic or pharmaceutical product that prevent: (a) such Regulatory Authority from reviewing or granting approval of a Marketing Authorization Application; or (b) a Third Party from referencing any data in an approved Marketing Authorization Application, including without limitation orphan drug exclusivity, new chemical entity exclusivity, data exclusivity, pediatric exclusivity, or other such exclusivity conferred in the U.S. under the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), as amended, and § 351 of the Public Health Service Act (42 U.S.C. § 262); in the EU under Directive 2001/83/EC (Article 10), Regulation (EC) No 726/2004 (Articles 14 and 14a), Regulation (EC) No. 1901/2006 (Article 37), Regulation (EC) No 141/2000 (Article 8) and Council Regulation (EC) 469/2009, all as amended; or rights similar thereto in other Countries.

1.78 “Regulatory Material” means any regulatory application, submission, notification, communication, correspondence, registration and other filings made to, received from or otherwise conducted with a Regulatory Authority in order to Develop, Manufacture, market, sell or otherwise Commercialize any Product in a particular Country or jurisdiction. For clarity, Regulatory Materials include IND, MAAs and Regulatory Approvals.

1.79 “Territory” means, with respect to EpimAb, the EpimAb Territory and with respect to NEWCO, the NEWCO Territory.

1.80 “Third Party” means any Person other than EpimAb, NEWCO or Affiliates of either of them.

1.81 “Upstream License Agreements” means, any and all agreements between EpimAb or any of its Affiliates, on the one hand, and any Third Party, on the other hand, pursuant to which EpimAb or its Affiliates has obtained a license under, or other right to make, use, sell, offer to sell, import, or otherwise practice any Patent or Know-How that are included as part of the Licensed Technology. As of the Effective Date, the only Upstream License Agreement(s) are set forth in Schedule 1.81.

1.82 “U.S.” means United States of America, including all possession and territories thereof.

1.83 “Valid Claim” means (a) a claim of an issued and unexpired Patent (as may be extended through supplementary protection certificate or patent term extension or the like) that has not been revoked, held invalid or unenforceable by a patent office, court or other Governmental Authority of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period) and which claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise, or (b) a claim in a pending patent application which was filed and is being prosecuted in good faith, and has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application. Notwithstanding the foregoing, if a claim of a pending patent application has not issued as a claim of a Patent within [***] after the date to which such claim claims priority, such claim shall not be a Valid Claim for the purposes of this Agreement unless and until such claim issues as a claim of an issued Patent (from and after which time the same shall be deemed a Valid Claim subject to clause (a) above).

1.84 Additional Definitions. The following table identifies the location of definitions set forth in various Sections of the Agreement:

Defined Terms	Section
“Acquirer”	1.13
“Acquirer Affiliate”	1.45
“Agreement”	Preamble
“Alliance Manager”	3.1
“Allocated Inventory”	6.4
“Allocation Notice”	1.52
“[***]”	1.5
“[***]”	2.5(b)
“Combination Product”	1.52
“Commercialization Plan”	7.3
“Competing Program”	2.11(a)
“Cut-off Date”	9.2(b)
“Development Plan”	4.3(b)
“Diligence Report”	4.7
“Effective Date”	Preamble
“EMB-06”	Recitals
“EpimAb”	Preamble
“EpimAb Development Plan”	4.3(a)
“EpimAb Indemnitee(s)”	12.1
“EpimAb Parent”	8.1
“EpimAb Shareholders”	8.1
“[***]”	6.5

Defined Terms	Section
“Existing Publications”	10.4
“Ex-NEWCO Territory Manufactured Products”	2.1(b)
“FCPA”	15.6(a)
“FCPA Covered Person”	15.6(a)
“[***]”	8.3(a)
“Immediate Decision Request”	3.2(g)
“Indemnified Party”	12.3
“Indemnifying Party”	12.3
“Joint Inventions”	9.1(b)
“Joint Steering Committee”/“JSC”	3.2(a)
“Losses”	12.1
“Milestone Event”	8.3(a)
“Mono Product”	1.52
“NEWCO”	Preamble
“NEWCO Development Plan”	4.3(b)
“NEWCO Indemnitee(s)”	12.2
“NEWCO Trademarks”	9.9
“Parties”	Preamble
“Pharmacovigilance Agreement”	5.7
“Pricing and Access Strategy”	7.3
“Prior CDA”	10.6
“Product Infringement”	9.4(a)
“Prosecute”	9.3(a)
“Publications”	10.4
“Remedial Action”	5.10
“Required In-License Provision”	2.5(a)
“Research Collaboration Agreement”	2.12
“Royalty Term”	8.5(b)
“Series A Purchase Agreement”	8.1
“Surviving Sublicensee”	13.3(a)
“Term”	13.1
“Term Sheet”	Recitals
“Third Party License”	8.5(c)(i)
“Third Party Partner”	3.3
“To-Be-Separated Patents”	9.2(a)
“[***]”	4.1(a)

ARTICLE 2

LICENSES

2.1 License to NEWCO.

(a) Subject to the terms and conditions of this Agreement, EpimAb hereby grants, on behalf of itself and its Affiliates, to NEWCO a royalty-bearing license, with the right to grant sublicenses solely in accordance with Section 2.2, under the Licensed Technology, to research, Develop, Manufacture, use, sell, offer for sale, import and otherwise Commercialize any and all Compounds and Products in the Field in the NEWCO Territory. The foregoing license is:

(i) non-exclusive with respect to all Product Non-Specific Claims within the Product Non-Specific Patents, and all Licensed Know-How related thereto;

(ii) non-exclusive with respect to the Patents and Know-How in-licensed from [***] under the [***]; and

(iii) exclusive (even as to EpimAb but subject to EpimAb’s retained rights as set forth in Section 2.3) with respect to all Product Specific Patents, all Product Specific Claims within any other Licensed Patents, and all Licensed Know-How related to any of the foregoing.

(b) Subject to the terms and conditions of this Agreement, EpimAb hereby grants, on behalf of itself and its Affiliates, to NEWCO a royalty-free, non-exclusive license, with the right to grant sublicenses solely in accordance with Section 2.2, under the Licensed Technology, to (i) research and Develop Products in the Field in the EpimAb Territory for the purposes of obtaining Regulatory Approvals of Products in the NEWCO Territory (including to import and use Products for such activities), or (ii) Manufacture the Compounds or Products in the EpimAb Territory solely to (A) research, Develop, use, sell, offer for sale, import and otherwise Commercialize Compounds and Products in the Field in the NEWCO Territory, or (B) carry out the activities in clause (i) of this Section 2.1(b) (“Ex-NEWCO Territory Manufactured Products”).

2.2 Right to Sublicense.

(a) Subject to the terms and conditions of this Agreement and the remainder of this Section, NEWCO shall have the right to grant sublicenses (through multiple tiers) of the licenses granted to it under Section 2.1: (i) to its Affiliates, provided that such sublicense shall automatically terminate if such sublicensee ceases to be an Affiliate of NEWCO; and (ii) to Third Parties. Notwithstanding the foregoing, NEWCO acknowledges that Section 3.2 of the [***] prohibits EpimAb’s sublicensees from granting further sublicenses and, therefore, NEWCO acknowledges and agrees that NEWCO currently does not have the right to grant sublicenses under any Licensed Technology that is in-licensed by EpimAb under the [***]. Further, NEWCO shall not have the right to grant sublicenses under the FIT-Ig Technology to compounds or products that are not a Compound or Product.

(b) Each sublicense under the Licensed Technology shall be subject to a written agreement that is consistent with the terms and conditions of this Agreement. Without limiting the foregoing, each sublicense shall: [***].

(c) NEWCO shall provide a true and complete copy of each sublicense agreement to EpimAb within [***] after the grant of a sublicense; provided, however, that NEWCO may reasonably redact certain information in such sublicense agreement to the extent not reasonably necessary to determine NEWCO’s compliance with its obligations under this Agreement with respect to sublicensees. NEWCO shall remain directly responsible for all of its obligations under this Agreement that have been delegated or sublicensed to any sublicensee. Any sublicensee conduct, act or omission that would have constituted a breach of this Agreement shall be imputed to NEWCO and deemed a breach of this Agreement as if such conduct, act or omission had been directly attributable to NEWCO. NEWCO shall not grant a sublicense to any sublicensee that does not represent to NEWCO in writing that it has not been debarred or disqualified by a Regulatory Authority pursuant Section 306 of the United States Federal Food, Drug, and Cosmetic Act and has not been excluded or is subject to exclusion from participation in Government Health Care Programs under 42 U.S.C. § 1320a-7 (or similar regulations under Applicable Law).

2.3 EpimAb Retained Rights. Notwithstanding the exclusive license granted to NEWCO under Section 2.1(a), and subject to the terms and conditions of Article 3, EpimAb hereby expressly retains the right to use the Licensed Technology to (a) perform its obligations under this Agreement, and (b) [***], in each case of (a) and (b), whether directly or through its Affiliates, licensees, sublicensees or contractors. For clarity, but without limiting any contractual restrictions in this Agreement, EpimAb retains the exclusive right, under the Licensed Technology, to practice, license and otherwise exploit the Licensed Technology outside the scope of the license granted to NEWCO under Section 2.1, including the exclusive right (directly or through its Affiliates, licensees, sublicensees or contractors) to Commercialize the Compounds and Products outside the NEWCO Territory.

2.4 EpimAb’s rights in the EpimAb Territory.

(a) EpimAb may grant the [***] to (and only to) the Oncology Third Party prior to [***]. Upon receiving such [***], the Oncology Third Party shall have the right to Develop the Product (including conducting Clinical Trials) in the EpimAb Territory, except as restricted by this Agreement (including, without limitation, Section 4.1(c)(iv)). [***]: (i) [***]; or (ii) [***] except for the granting of the [***] to the Oncology Third Party and the provision of assistance to such Oncology Third Party in connection therewith.

(b) [***]: (i) [***]; or (ii) [***], in each case of (i) and (ii), [***].

(c) EpimAb shall not grant the [***] or otherwise license the Licensed Technology in the EpimAb Territory except pursuant to a written agreement where the applicable licensee agrees to be bound by the obligations of the following provisions of this Agreement to the extent of such licensee’s activities in the same manner in which EpimAb is obligated: [***]. EpimAb shall provide a true and complete copy of each license agreement granted under any of the Licensed Technology within [***] after the grant thereof; provided, however, that EpimAb may reasonably redact certain information in such license agreement to the extent not necessary to determine EpimAb’s compliance with its obligations under this Agreement with respect to such licensees. Any EpimAb licensee’s conduct, act or omission that would have constituted a breach of this Agreement shall be imputed to EpimAb and deemed a breach of this Agreement as if such conduct, act or omission had been directly attributable to EpimAb.

2.5 [***].

(a) NEWCO acknowledges that (a) EpimAb obtained the right to certain Licensed Technology pursuant to the [***]; (b) the licenses granted to NEWCO under Section 2.1 under such Licensed Technology constitutes sublicenses under the [***]; and (c) all licenses and other rights granted by EpimAb to NEWCO under this Agreement with respect to Know-How and Patents licensed to EpimAb under the [***] are subject to the rights and obligations of EpimAb under the [***]. NEWCO shall, and shall cause its sublicensees to comply with the following terms and conditions of the [***] (each a “Required In-License Provision”). Without limiting the foregoing, NEWCO shall provide EpimAb, in a timely manner, all information with respect to NEWCO’s or its sublicensees’ activities necessary for EpimAb to comply with the following provisions of the [***].

(b) Notwithstanding anything to the contrary, NEWCO may, at any time, notify EpimAb that NEWCO desires to terminate its sublicense to the [***] and, immediately upon [***] Termination Notice, Section 2.5(a) and, to the extent it relates to the [***], Section 2.6 shall cease to apply, the [***] shall cease to be an [***], the definition of Licensed Patents shall exclude the Patents licensed to EpimAb under the [***], and the definition of Licensed Know-How shall exclude the Know-How licensed to EpimAb under the [***].

2.6 Covenants Regarding Upstream License Agreements. EpimAb agrees that, during the term of the applicable Upstream License Agreement:

(a) Without NEWCO’s prior written consent (not to be unreasonably withheld, conditioned, or delayed), EpimAb shall not [***] any of the Upstream License Agreement(s) in any way that would [***];

(b) EpimAb shall not terminate any Upstream License Agreement until expiration of such Upstream License Agreement in accordance with its terms, in whole or in part, [***], and except where the Upstream License Agreement is terminated by the counterparty as a result of NEWCO’s breach of a Required In-License Provision or NEWCO’s failure to provide the information as required under Section 2.5(a), or NEWCO’s breach of terms applicable to NEWCO under the applicable Upstream License Agreement or failure to provide EpimAb with the information as required by EpimAb to comply with the applicable Upstream License Agreement, EpimAb shall endeavor reasonably to ensure that each Upstream License Agreement remains in full force and effect with respect to the applicable Licensed Technology licensed to EpimAb thereunder and sublicensed to NEWCO hereunder;

(c) As between NEWCO and EpimAb, all payments owed to the Third Party licensor(s) pursuant to the Upstream License Agreement(s) (other than the [***]) existing as of the Effective Date shall be the responsibility of and paid by [***];

(d) EpimAb shall keep NEWCO reasonably informed of any notices or events under the Upstream License Agreements that could adversely affect NEWCO’s obligations or rights under this Agreement (including any notices related to EpimAb’s breach of an Upstream License Agreement); and

(e) NEWCO, in its sole discretion, shall be permitted to [***] (provided, however, that to the extent that [***]).

2.7 License to EpimAb. Subject to the terms and conditions of this Agreement, NEWCO hereby grants to EpimAb:

(a) a non-exclusive, fully paid up, royalty-free, perpetual license, with the right to grant sublicenses through multiple tiers, under the NEWCO Product Technology (but excluding any Patents in jurisdictions that are inside the NEWCO Territory), to research, Develop, Manufacture, use, sell, offer for sale, import and otherwise Commercialize the Compounds and Products in the EpimAb Territory;

(b) provided the Parties agree to Manufacture Compound and Products for the EpimAb Territory in the NEWCO Territory, a non-exclusive, fully paid, royalty-free, perpetual and irrevocable license, with the right to grant sublicenses through multiple tiers, under the NEWCO Product Technology, to Manufacture the Compounds and Products in the NEWCO Territory to the extent agreed upon between the Parties in writing referencing this Agreement and then solely to research, Develop, use, sell, offer for sale, import and otherwise Commercialize Compounds and Products in the Field in the EpimAb Territory; and

(c) a non-exclusive, fully paid, royalty-free, perpetual and irrevocable license, with the right to grant sublicenses through multiple tiers, under any FIT-Ig Technology Improvements, for any and all uses, other than the Development and Commercialization of the Compounds and Products in the Field in the NEWCO Territory during the Term.

2.8 No Implied Licenses; Negative Covenant. Except as expressly set forth herein, no license or other right or interest under any Know-How or Patents or other intellectual property of either Party is granted (by implication or otherwise) to the other Party under this Agreement. Other than to exercise EpimAb’s retained rights expressly set forth in Section 2.3, EpimAb shall not, and shall not permit any of its licensees or Affiliates (including the Oncology Third Party) to, practice under any Licensed Patent inside the scope of any exclusive license granted by EpimAb to NEWCO under Section 2.1 of this Agreement. For clarity, the license granted by EpimAb to NEWCO hereunder does not include any right to use FIT-Ig Technology or the CD3 Binding Domains to discover, design or construct any new multispecific antibody (including a bispecific antibody) that is not a Modified Compound.

2.9 Licensed Know-How Technology Transfer. Promptly after the Effective Date and, in any event, within [***] after the Effective Date, EpimAb shall provide NEWCO with access (which may be provided through an electronic data room) to the Licensed Know-How set forth in Schedule 2.9 and all other material Licensed Know-How. EpimAb shall also provide NEWCO with all other Licensed Know-How upon NEWCO’s request in a format reasonably requested by NEWCO. If any Licensed Know-How is provided in a language other than English, then, upon NEWCO’s request and [***], EpimAb shall promptly arrange for a certified translator to translate such Licensed Know-How and provide such translation to NEWCO. Additionally, EpimAb shall notify NEWCO of material updates to Licensed Know-How after the Effective Date and EpimAb shall provide NEWCO with access to any Licensed Know-How generated after the Effective Date as requested by NEWCO. In connection with such technology transfer whether promptly after the Effective Date or otherwise during the term of this Agreement, EpimAb shall also provide NEWCO with reasonable technical assistance to help NEWCO to understand and use such Licensed Know-How in connection with the Development of the Compounds and Products, including reasonable access to EpimAb’s technical personnel involved in the research and Development of the Compounds and Products. Within [***] after receipt of invoices from EpimAb, [***] shall reimburse [***] for the out-of-pocket costs and internal costs incurred by [***] to provide such technical assistance, except for the internal cost of the first [***] of assistance, which shall be provided at [***].

2.10 Territory Restriction. Each Party hereby covenants and agrees that it shall not, and shall ensure that its Affiliates and licensees or sublicensees shall not, either directly or indirectly, promote, market, distribute, import, sell or have sold any Product, including via the Internet or mail order, to any Third Party or address or Internet Protocol address or the like outside the Party’s Territory, or to any Third Party that such Party, or any of its Affiliate, licensees or sublicensee knows (or is reasonably expected to know) has previously exported or is likely to export such Product outside the Party’s Territory. Each Party shall not engage, and shall ensure that its Affiliates, licensees or sublicensees shall not engage, in any advertising or promotional activities relating to any Product directed primarily to customers or other buyers or users located in any Country or jurisdiction outside the Party’s Territory, or solicit orders for any Product from any prospective customer or other buyer or user located in any Country or jurisdiction outside the Party’s Territory. If a Party or its Affiliates, licensees or sublicensees receive any order for any Product from a prospective customer or other buyer or user located in a Country or jurisdiction outside the Party’s Territory, such Party shall immediately refer that order to the other Party and shall not accept any such orders. Each Party shall not, and shall ensure that its Affiliates, licensees and sublicensees shall not, deliver or tender (or cause to be delivered or tendered) any Product outside the Party’s Territory. For the avoidance of doubt, nothing in this Section 2.10 limits a Party’s importation of Product Manufactured outside its Territory into its Territory, if otherwise permitted by this Agreement.

2.11 Non-Compete.

(a) Subject to Section 2.11(b) below, from the Effective Date and until the [***] thereof, neither EpimAb nor any of its Affiliates will conduct, directly or indirectly, or collaborate with, license or otherwise grant any rights to any Third Party to [***] (a “Competing Program”).

(b) Notwithstanding the foregoing, in the event that a Third Party becomes an Affiliate of EpimAb after the Effective Date through merger, acquisition, consolidation or other similar transaction, and such Third Party, as of the closing date of such transaction, is engaged in the conduct of a Competing Program, then:

(i) if such transaction results in a Change of Control of EpimAb, then such new Affiliate shall have the right to continue such Competing Program and such continuation shall not constitute a breach of EpimAb’s exclusivity obligations set forth above; provided that such new Affiliate conducts such Competing Program independently of the activities of this Agreement and does not use any Licensed Technology or NEWCO Product Technology in the conduct of such Competing Program; and

(ii) if such transaction does not result in a Change of Control of EpimAb, then EpimAb and its new Affiliate shall have [***] from the closing date of such transaction to wind down or divest such Competing Program, and its new Affiliate’s conduct of such Competing Program during such [***] period shall not deemed a breach of EpimAb’s exclusivity obligations set forth above; provided that such new Affiliate conducts such Competing Program during such [***] period independently of the activities of this Agreement and does not use any Licensed Technology or NEWCO Product Technology in the conduct of such Competing Program.

2.12 Research Collaboration. If requested by NEWCO, the Parties shall endeavor in good faith to agree to (a) a term sheet (including a research plan) for the Research Collaboration Agreement within [***] after the Effective Date, and (b) a research collaboration agreement within [***] after finalizing the term sheet, pursuant to which EpimAb would perform research activities utilizing its proprietary technologies to discover and develop new drug products, other than any Product, in the area of [***] or [***] and [***] (the “Research Collaboration Agreement”). Notwithstanding the foregoing, nothing obligates either Party to enter into the Research Collaboration Agreement (even if NEWCO requests a research collaboration) and each Party may cease negotiation thereof at any time and without any liability to the other Party.

ARTICLE 3

GOVERNANCE

3.1 Alliance Manager. Within [***] after the Effective Date, each Party shall appoint (and notify the other Party of the identity of) a representative having the appropriate qualifications (including a general understanding of pharmaceutical development, manufacture and commercialization issues) to act as its alliance manager under this Agreement (the “Alliance Manager”). The Alliance Managers shall serve as the primary contact points between the Parties regarding the activities contemplated by this Agreement. The Alliance Managers shall facilitate the flow of information and otherwise promote communication, coordination and collaboration between the Parties, providing single point communication for seeking consensus both internally within each Party’s respective organization, including facilitating review of external corporate communications, and raising cross-Party or cross-functional issues in a timely manner. Each Party may replace its Alliance Manager by written notice to the other Party.

3.2 Joint Steering Committee.

(a) Formation. Within [***] after the Effective Date, the Parties shall establish a joint steering committee (the “Joint Steering Committee” or the “JSC”) to review the Development, Manufacture and Commercialization of the Compounds and Products of the Parties (and, if applicable, the Oncology Third Party). Each Party shall designate [***] representative to the JSC, each of whom shall be an officer or employee of the applicable Party having sufficient seniority within such Party to make decisions arising within the scope of the JSC’s responsibilities. Each Party may replace its JSC representative upon written notice to the other Party.

(b) Role. The JSC shall (i) provide a forum for the discussion of the Parties’ activities under this Agreement and the Development, Manufacture and Commercialization of the Products; (ii) (A) review, discuss and approve the overall strategy for the Development, Manufacture and Commercialization of Products in the EpimAb Territory and (B) prior to a [***], review and discuss the activities undertaken to Develop and Manufacture Products in the NEWCO Territory; (iii) coordinate and oversee technology transfer conducted under Section 2.9 and Section 6.5; (iv) review, discuss, and approve the Development Plans, and any material amendments thereto ([***]); (v) review, and discuss: (A) the Commercialization Plan and material amendments thereto for the NEWCO Territory to the extent required by Section 7.3; and (B) the Commercialization Plans in the EpimAb Territory and amendments thereto; (vi) establish joint subcommittees (such as Development subcommittee and Commercialization subcommittee) as necessary or advisable to further the purpose of this Agreement; and (vii) perform such other functions as expressly set forth in this Agreement or allocated to it by the Parties’ written agreement. For clarity: (1) except as expressly set forth in Section 3.2(b)(ii)(B) and Section 3.2(b)(v)(A) or the last sentence of Section 5.1, NEWCO has no obligation [***]; and (2) except as expressly set forth in Section 3.2(b)(ii)(B), [***].

(c) Limitation of Authority. The JSC shall only have the powers expressly assigned to it in this Article 3 and elsewhere in this Agreement and shall not have the authority to: (i) modify or amend the terms and conditions of this Agreement; (ii) waive either Party’s compliance with the terms and conditions of this Agreement; or (iii) determine any such issue in a manner that would conflict with the express terms and conditions of this Agreement.

(d) Meetings. The JSC shall hold meetings at such times as it elects to do so, but in no event shall such meetings be held less frequently than once every [***] until a [***]. Thereafter, the JSC shall hold meetings no less frequently than [***]. NEWCO may call additional ad hoc JSC meetings as the needs arise with reasonable advance notice to EpimAb (but NEWCO may not call for more than [***] such meeting in any [***]) and EpimAb may call additional ad hoc JSC meetings with reasonable advance notice to NEWCO (but EpimAb may not call for more than [***] such meeting in any [***]). Meetings of the JSC may be held in person, by audio or video teleconference. In-person JSC meetings shall be held at locations selected alternatively by the Parties. Each Party shall be responsible for all of its own expenses of participating in the JSC meetings. No action taken at any JSC meeting shall be effective unless at least one representative of each Party is participating in such JSC meeting.

(e) Non-Member Attendance. Each Party may from time to time invite a reasonable number of participants, in addition to its representatives, to attend the JSC meetings in a non-voting capacity; provided that if either Party intends to have any Third Party (including any consultant) attend such a meeting, such Party shall provide prior written notice to the other Party. Such Party shall also ensure that such non-member representative is bound by confidentiality and non-use obligations consistent with the terms of this Agreement.

(f) Decision-Making. All decisions of the JSC shall be made by unanimous vote, with each Party’s representatives having one vote. If after reasonable discussion and good faith consideration of each Party’s view on a particular matter before the JSC, the JSC cannot reach a decision as to such matter within [***] after such matter was brought to the JSC for resolution, unless otherwise agreed by the Parties in writing, EpimAb shall have final decision making authority over [***]; provided, however, that NEWCO, acting reasonably and in good faith, shall have final decision making authority over the following matters [***]:

[***].

With respect to Section 3.2(f)(2), NEWCO shall decide such matters: (A) [***]; or (B) [***].

(g) NEWCO Territory JSC Matter. NEWCO may, from time to time prior to a [***], inform the EpimAb JSC representative in writing and specify, with reasonable detail sufficient to support a decision on the requested matter, that [***] (“Immediate Decision Request”) and, upon informing the EpimAb JSC representative of such, NEWCO’s JSC Representative shall make itself reasonably available to EpimAb’s JSC representative to discuss such matter. Notwithstanding anything to the contrary, after [***] following receipt by EpimAb of an Immediate Decision Request (for clarity, receipt of the EpimAb JSC representative of an Immediate Decision Request via email from NEWCO shall be considered “receipt by EpimAb of an Immediate Decision Request”), NEWCO shall have [***] corresponding to such [***]. After the occurrence of a [***], NEWCO shall decide NEWCO Territory JSC Matters [***].

3.3 Third Party Partners. In the event a Party grants a license or sublicense according to Sections 2.2 or 2.4 (including to the Oncology Third Party), to a Third Party in the Territory (each such Third Party, a “Third Party Partner”), each Third Party Partner may nominate an alliance manager and a representative who may join the JSC from time to time and represent its Development and Commercialization plans and activities. If such Third Party Partner does not join the JSC in such manner, the Party that granted them a license or sublicense, as applicable, shall represent them.

3.4 Change of Control. In the event of a Change of Control where the acquired Party no longer exists, the acquiring Third Party shall assume the role of the acquired Party in the JSC. In a Change of Control of NEWCO where NEWCO still exists and has not assigned this Agreement or if NEWCO exclusively licenses all or substantially all of its rights in the Licensed Technology under this Agreement, NEWCO may delegate to such Acquirer or exclusive licensee the exercise of its JSC rights and performance of all of its JSC obligations. In the event such acquiring Third Party or exclusive licensee of EpimAb Controls a Competing Product, it shall take reasonable steps to ensure separation between its employees involved in the Product and the employees involved in such Competing Product.

3.5 Discontinuation of JSC. The JSC shall continue to exist [***]. [***], the JSC shall have no further obligations under this Agreement and, thereafter, the Alliance Managers shall be the contact persons for the exchange of information under this Agreement and decisions of the JSC shall be decisions as between the Parties, subject to the same respective decision-making rights and limitations set forth in Section 3.2(f) and other terms and conditions of this Agreement.

3.6 [***]. Notwithstanding anything to the contrary, after a [***]: (a) the JSC shall [***]; (b) [***], which [***]; and (c) NEWCO shall, as between the Parties and the JSC, have all decision-making authority over [***] and [***]. For clarity, unless the Parties’ rights and obligations are expressly modified under this Section or elsewhere under this Agreement, the rights and obligations of either Party remain unaffected by the occurrence of the [***].

ARTICLE 4

DEVELOPMENT

4.1 General.

(a) Oncology Clinical Trial. EpimAb or its designee will be responsible, and will have full control and authority, for carrying out the Oncology Clinical Trial until completion [***], and EpimAb will continue to be the IND holder or sponsor Party (as applicable) for the Oncology Clinical Trial. No further patients shall be recruited into the Oncology Clinical Trial. EpimAb shall promptly [***] set forth in Schedule 4.1(a) (the “[***]”), provided, however, that this sentence does not require EpimAb [***] in a manner consistent with the existing protocol for the Oncology Clinical Trial.

(b) NEWCO Territory. Subject to Section 4.1(a), NEWCO shall be responsible for carrying out the Development activities for obtaining Regulatory Approval in the NEWCO Territory [***].

(c) EpimAb Territory.

(i) Subject to Section 2.4(b) and Article 3, EpimAb will be responsible for carrying out the Non-Oncology Development and obtaining Regulatory Approval for the Products in the non-oncology Indications in the EpimAb Territory [***].

(ii) In the event NEWCO desires to recruit patients in the EpimAb Territory for its own Development purposes in the NEWCO Territory, at NEWCO’s request, EpimAb will reasonably assist NEWCO at [***].

(iii) If the [***] is granted, the Oncology Third Party shall be responsible for pursuing Oncology Development and obtaining Regulatory Approval for the Products in oncology Indications in the EpimAb Territory [***].

(iv) [***] shall, directly or indirectly, [***]. Any dispute as to (a) [***] or (b) [***] shall be resolved through Section 14.2 and Section 14.3.

4.2 Development Diligence. During the period commencing upon the Effective Date and ending on the date of a [***], NEWCO (or any of its Affiliates or sublicensees) shall use Commercially Reasonable Efforts to Develop at least one Product in the Field in the NEWCO Territory.

4.3 Development Plan.

(a) All Development of the Compounds and Products by each of EpimAb and the Oncology Third Party, including regulatory affairs in the Territory related thereto, shall be conducted pursuant to a comprehensive written Development plan that sets forth the timeline, budget and other details of all material Development work (including all Clinical Trials) to be conducted by or on behalf of EpimAb and the Oncology Third Party, as applicable, in the EpimAb Territory (the “EpimAb Development Plan”). Neither EpimAb nor the Oncology Third Party shall, directly or indirectly, Develop any Compounds or Products except in accordance with the Development Plan.

(b) Prior to a [***], all Development of the Compounds and Products by or on behalf of NEWCO (including through its Affiliate or sublicensees), including regulatory affairs in the Territory related thereto, shall be conducted pursuant to a written Development plan that sets forth the timeline and other material details of all material Development work (including all Clinical Trials) to be conducted by or on behalf of NEWCO (including through its Affiliate or sublicensees) in the NEWCO Territory and the EpimAb Territory (the “NEWCO Development Plan”, together with the EpimAb Development Plan, the “Development Plans”).

(c) From time to time, but, for the EpimAb Development Plan, at least [***] every [***], each Party shall propose material updates or amendments to their respective Development Plan, and submit such proposed updated or amended plan to the JSC for review, discussion, and, approval. For clarity, in the case of NEWCO, such review, discussion, and approval can be accomplished by Section 3.2(g) and NEWCO has no requirement to submit such updates or amendments after a [***]. Once approved by the JSC (or, for the NEWCO Development Plan, after the process of Section 3.2(g)), the updated or amended Development Plan shall become effective.

4.4 Global Studies. From time to time during the Term, either Party may propose to the other Party, through the JSC, a Global Study for any Product that includes clinical sites in both the EpimAb Territory and the NEWCO Territory. If the Parties agree in writing (with no obligation to agree) to collaborate on any such Global Study, they shall agree to the operational matters and cost-sharing mechanism in writing prior to undertaking such Global Study.

4.5 Data Exchange and Use. In addition to its adverse event and safety data reporting obligations pursuant to Section 5.7, each Party shall promptly (but, in any event, within [***] after such information or documentation becomes available to such Party) provide the other Party with copies of all data and results and all supporting documentation (e.g. protocols, CRFs, analysis plans) generated from its, its Affiliates and licensee (including, in the case of EpimAb, the Oncology Third Party) or sublicensee’s Development of the Compounds and Products, in each case, to the extent available to such first Party, its Affiliates, licensee or sublicensee. NEWCO, its Affiliates and/or sublicensees shall have the right to use the data provided by EpimAb for the purpose of obtaining and maintaining Regulatory Approval for and Commercializing Products in the NEWCO Territory. EpimAb, its Affiliates and/or licensees shall have the right to use the data provided by NEWCO for the purpose of obtaining and maintaining Regulatory Approval for and Commercializing Products in the EpimAb Territory.

4.6 Development Records. Each Party shall, and shall ensure its Affiliates, licensees, and sublicensees to, maintain complete, current and accurate records of Development work conducted by or on behalf of them for the Compounds and Products, and data and other information resulting from such activities. Such records shall properly reflect work done and results achieved in the performance of the Development activities in good scientific manner appropriate for regulatory and patent purposes. Each Party shall, and shall ensure its Affiliates, licensees, and sublicensees to, document non-clinical studies and Clinical Trials in formal written study reports according to Applicable Laws and national and international guidelines (e.g., ICH, GCP, GLP, and cGMP). To the extent necessary to comply with Applicable Laws (including, without limitation, as necessary to obtain Regulatory Approval), each Party shall have the right to review and copy such records maintained by the other Party, its Affiliates, licensees, and sublicensees, at reasonable times and to obtain access to the original.

4.7 Development Reports. Each Party shall keep the other Party reasonably informed (reporting no less frequently than [***]) as to the progress and results of its and its Affiliates’ and (sub)licensees’ Development of the Compounds and Products in the NEWCO Territory or in the EpimAb Territory. Without limiting the foregoing, the status, progress and results of the Development of the Compounds and Products shall be discussed at regularly scheduled meetings of the JSC (or a joint Development subcommittee established by the JSC). [***] before each such meeting, each Party shall provide the JSC with a written report summarizing the Development activities by or on behalf of such Party, its Affiliates, licensees, and sublicensees and the results thereof, and with respect to NEWCO’s report, covering subject matter at a level of detail reasonably required and sufficient to enable EpimAb to determine NEWCO’s compliance with its diligence obligations pursuant to Section 4.2 (each a “Diligence Report”). In addition, each Party shall make available to the other Party such additional information about its Development activities as may be reasonably requested by the other Party from time to time (but no more than once in a Calendar Quarter); provided, however, that the obligation of this sentence shall not apply to NEWCO after a [***].

ARTICLE 5

REGULATORY

5.1 General. The Development Plans shall set forth the regulatory strategy of the respective Party for seeking Regulatory Approvals for the Products in the Territory. Each Party shall (by itself or through its Affiliates, licensees, and sublicensees) be responsible for all regulatory activities necessary for obtaining and maintaining Regulatory Approvals for the Products in its Territory, which regulatory activities shall be performed at [***], and: (a) in the case of EpimAb, in accordance with the regulatory strategy set forth in the EpimAb Development Plan; and (b) in the case of NEWCO prior to a [***], in accordance with the regulatory strategy set forth in the NEWCO Development Plan. Through the JSC, the Parties shall keep each other informed of regulatory developments related to the Products in each Party’s respective Territory, including any decision by any Regulatory Authority regarding any Product.

5.2 Regulatory Approval Holder. Each Party (or its designee) shall apply for Regulatory Approvals of Products in such Party’s Territory in its own name and [***], and shall be the named marketing authorization holder of the Regulatory Approvals of Products in its Territory.

5.3 Regulatory Materials. Each Party shall provide the other Party with copies of any Regulatory Materials relating to Products submitted to or received from any Regulatory Authority in such Party’s Territory (and with respect to NEWCO, as well as the EpimAb Territory, if any) within [***] after submission or receipt, and shall notify the other Party of any other material communication relating to a Product with any Regulatory Authority in the Party’s Territory (and with respect to NEWCO, as well as the EpimAb Territory, if any) within [***] after such communication.

5.4 Regulatory Assistance. Upon each Party’s reasonable request, the other Party shall provide the requesting Party with reasonable assistance in connection with its regulatory activities for Products in the NEWCO Territory or the EpimAb Territory, including the preparation and submission of Regulatory Materials for IND and MAA. Within [***] after receipt of invoices from [***] shall [***] for [***] incurred to provide such regulatory assistance.

5.5 Regulatory Meetings. Each Party shall provide the other Party with reasonable advance notice (no less than [***] in any event) of any meeting or discussion with any Regulatory Authority related to any Product. Each Party shall lead such meeting or discussion in its Territory. Upon NEWCO’s request, EpimAb shall endeavor reasonably to attend and participate in such meeting or discussion in the NEWCO Territory. If the other Party elects not to attend such meeting or discussion, the leading Party shall promptly provide the other Party with a written summary of such meeting or discussion.

5.6 Right of Reference. Each Party hereby grants to the other Party, its Affiliates or licensees or sublicensees the right of reference to all Regulatory Materials pertaining to any Product submitted by or on behalf of such Party, its Affiliates or licensees or sublicensees, for the other Party’s or its Affiliates’ or licensees’ or sublicensees’ seeking, obtaining and maintaining Regulatory Approval of such Product in such other Party’s Territory. Each Party shall provide the applicable Regulatory Authority(ies) a letter confirming right of reference at any time within [***] after the other Party’s request and shall take such other actions and execute such other documents as such other Party may reasonably request to further confirm and give effect to this right of reference.

5.7 Adverse Events Reporting. Promptly following the Effective Date, but in any event no later than the initiation of any Clinical Trial of a Product (except for the Oncology Clinical Trial) in the EpimAb Territory or the NEWCO Territory, the Parties shall endeavor to enter into a pharmacovigilance and adverse event reporting agreement setting forth the worldwide pharmacovigilance procedures for the Parties with respect to the Products, such as safety data sharing, adverse events reporting and prescription events monitoring (the “Pharmacovigilance Agreement”). Such procedures shall be in accordance with, and enable the Parties to fulfill, local and national regulatory reporting obligations under Applicable Laws. EpimAb shall transfer and NEWCO shall maintain the global safety database for the Products. Each Party shall hold the primary responsibility for reporting quality complaints, adverse events and safety data related to the Products in its Territory to such database and to the applicable Regulatory Authorities in its Territory, as well as responding to safety issues and to all requests of Regulatory Authorities in its Territory related to the Products, in each case at its own cost and to the extent required by the Applicable Laws. The Parties shall cooperate with each other with respect to their respective pharmacovigilance responsibilities. Each Party agrees to comply with its respective obligations under the Pharmacovigilance Agreement and to cause its Affiliates, licensees and sublicensees to comply with such obligations.

5.8 Regulatory Audits and Inspection. Upon reasonable advance notice, each Party or its representatives shall have the right to audit the regulatory, safety, quality and compliance systems, procedures and practices of the other Party and its Affiliates (and, in the case of NEWCO as the auditing Party, EpimAb’s sublicensees or subcontractors) for the Manufacture of Products. Each Party shall promptly notify the other Party of any audit or inspection of such Party, its Affiliates, sublicensees or subcontractors by any Regulatory Authority relating to the Manufacturing of any Product and shall provide the other Party with all information pertinent thereto (including all copies of all notices, filings and correspondences received from or submitted to the Regulatory Authority in connection therewith).

5.9 No Harmful Actions. If a Party believes that the other Party or its licensees or sublicensees is taking or intends to take any action with respect to a Product that could have a material adverse impact upon the regulatory status of any Product in the first Party’s Territory, such Party shall have the right to bring the matter to the attention of the JSC and the Parties shall promptly meet to discuss in good faith to resolve such concern. Without limiting the foregoing, unless the Parties otherwise agree: [***].

5.10 Remedial Actions. Each Party shall notify the other immediately, and promptly confirm such notice in writing, if it obtains information indicating that any Product may be subject to any recall, corrective action or other regulatory action by any Regulatory Authority or other Governmental Authority (a “Remedial Action”). The Parties shall assist each other in gathering and evaluating such information as is necessary to determine the necessity of conducting a Remedial Action. A Party shall have sole discretion with respect to any matters relating to any Remedial Action in such Party’s Territory, including the decision to commence such Remedial Action and the control over such Remedial Action. The [***] of any Remedial Action in a Party’s Territory shall [***]. A Party shall, and shall ensure that its Affiliates and licensees or sublicensees will, maintain adequate records to permit such Party to trace the distribution, sale and use of the Product in such Party’s Territory.

ARTICLE 6

MANUFACTURE AND SUPPLY

6.1 Responsibilities for Manufacture and Supply of the Oncology Clinical Trial. EpimAb shall be responsible, at its cost and expense, for the Manufacture and supply of all Products for carrying out and completing the Oncology Clinical Trial.

6.2 Manufacture and Supply in the NEWCO Territory. NEWCO shall have the right, either by itself or through its Affiliates, sublicensees or Third Party contractors, to Manufacture all Compounds or Products for the Development (including performance of the Clinical Trials) or Commercialization of Products by or on behalf of NEWCO and its Affiliates and sublicensees in the NEWCO Territory, [***]. The Parties may agree at the JSC that EpimAb will engage a Third Party contractor to Manufacture the Products in the NEWCO Territory for the Development and Commercialization of Product by or on behalf of EpimAb, its Affiliates or licensees in the EpimAb Territory.

6.3 Manufacture and Supply.

(a) [***], NEWCO shall decide the manufacturer(s) of the Compounds and Products for EpimAb, which may or may not be located in the EpimAb Territory. For clarity, EpimAb is responsible for establishing its own supply of Compounds and Products from such manufacturers. If the applicable manufacturer selected by NEWCO (A) [***] and (B) [***], EpimAb and its Affiliates shall neither: (i) [***]; nor (ii) [***]. The Parties shall collaborate to ensure each Party is adequately supplied with EMB-06 and Products from such manufacturer(s). If the Oncology Third Party obtains the [***] and does not agree to use such manufacturer(s) [***], then the Oncology Third Party shall have the right, either by itself or through its Affiliates or Third Party contractors, [***].

(b) [***], EpimAb shall be free to decide whether to engage a different manufacturer in the EpimAb Territory or to Manufacture the Products in the EpimAb Territory by itself or through its Affiliates or licensees.

(c) Subject to the licenses granted in Section 2.1, NEWCO may elect to Manufacture the Compounds or Products in the EpimAb Territory for Development and Commercialization for the NEWCO Territory.

6.4 Inventory. Upon NEWCO’s request within [***] after the Effective Date, EpimAb shall transfer to NEWCO approximately [***] of the Primary Compound (or such lesser amount requested by NEWCO) (the “Allocated Inventory”). EpimAb will deliver the Allocated Inventory to NEWCO or NEWCO’s designee [***] designated facility, promptly following such request.

6.5 Manufacture Technology Transfer; Interim Supply. In order for NEWCO to exercise its rights as set forth in Sections 6.2 and 6.3, the Parties shall coordinate and agree to a Manufacturing technology transfer plan pursuant to which EpimAb shall provide NEWCO with reasonable technical assistance to enable NEWCO or its designee to Manufacture the Primary Compound and Products containing the Primary Compound. Such technical assistance shall, if requested by NEWCO, [***]. Within [***] after receipt of invoices from [***], [***] to provide such technical assistance, except for the [***] of assistance, which shall be provided [***]. In addition, upon NEWCO’s reasonable request, EpimAb shall also [***]. Upon NEWCO’s request (and [***]) from time to time prior to the [***] of the Effective Date, EpimAb shall endeavor reasonably to [***].

ARTICLE 7

COMMERCIALIZATION

7.1 General. Subject to the terms and conditions of this Agreement, each Party shall, either by itself or through its Affiliates, licensees or sublicensees or Third Party contractor(s), be solely responsible for the Commercialization of Products in such Party’s Territory, [***], including developing and executing a commercial launch plan, product marketing and promotion, marketing access and pricing strategy, negotiating with applicable Governmental Authorities regarding the price and reimbursement mechanisms, booking sales, product distribution, providing customer support (including handling medical queries), and performing other related functions.

7.2 OMITTED.

7.3 Commercialization Plan. No later than [***] before the anticipated date of the submission of the first MAA for a Product in its Territory, each Party shall submit to the JSC (or a joint Commercialization subcommittee established by the JSC) for review and discussion a written Commercialization plan that sets forth the timeline and details of all major Commercialization activities planned for such Product in such Party’s Territory for the next [***] (each, a “Commercialization Plan”). Each Commercialization Plan shall include, without limitation, pricing and market access strategy (“Pricing and Access Strategy”). EpimAb shall not, directly or indirectly, Commercialize any Compounds or Products except in a manner consistent with the Pricing and Access Strategy portion of its Commercialization Plan. Thereafter, from time to time, but at least [***], EpimAb shall prepare updates or amendments to its Commercialization Plan to reflect changes in such plans, including those in response to changes in the marketplace, relative success of the Products, and other relevant factors influencing such plan and activities, and submit such update or amendment to JSC for review and discussion. NEWCO shall submit material updates or amendments to its Commercialization Plan the JSC for review, provided, however, that such updates or amendments may be submitted after NEWCO implements and starts conducting the activities contemplated in such updates or amendments. The Commercialization of the Product in the Territory shall be conducted pursuant to the Commercialization Plan. Notwithstanding the foregoing or anything to the contrary, after NEWCO undergoes a Change of Control to an Acquirer (or NEWCO exclusively licenses all or substantially all its rights in the Licensed Technology under this Agreement to a Person) that, collectively with its Affiliates, has a market capitalization of greater than [***] at the time of such Change of Control (or exclusive license, as applicable), NEWCO shall have no obligation to: [***].

7.4 Coordination of Commercialization Activities. The Parties recognize that they may benefit from the coordination of certain activities in support of the Commercialization of Products across their Territories. As such, the Parties may coordinate such activities where appropriate, including scientific and medical communication and product positioning. This paragraph creates no obligation on the Parties in any way and is merely a statement of possible intent.

7.5 Commercialization Reports. EpimAb shall keep NEWCO reasonably informed of its Commercialization activities with respect to the Products in the EpimAb Territory. Without limiting the foregoing, EpimAb shall update NEWCO at each regularly scheduled JSC meeting regarding the Commercialization activities with respect to the Product in the EpimAb Territory. Each such update shall include a reasonably detailed summary of EpimAb’s significant Commercialization activities with respect to the Products in the EpimAb Territory. In addition, EpimAb shall make available to NEWCO such additional information about its Commercialization activities with respect to the Product as may be reasonably requested by NEWCO from time to time. Notwithstanding the foregoing, EpimAb shall have no obligations under this Section 7.5 after EpimAb undergoes a Change of Control to an Acquirer (or EpimAb exclusively licenses all or substantially all its rights in the Licensed Technology under this Agreement to a Person) that, collectively with its Affiliates, has a market capitalization of greater than [***] at the time of such Change of Control (or exclusive license, as applicable).

ARTICLE 8

PAYMENTS AND MILESTONES

8.1 Equity Issuance. As partial consideration for the licenses and other rights granted by EpimAb to NEWCO hereunder, on the Effective Date, NEWCO shall issue to [***] (“EpimAb Parent”), and shareholders of EpimAb Parent (the “EpimAb Shareholders”) specified on Schedule 8.1 hereto that number of shares of Series A Preferred Stock of NEWCO set forth opposite the names of EpimAb Parent and such shareholders in the column entitled “EpimAb/ EpimAb Shareholder” on Schedule 8.1 hereto, pursuant to the terms and conditions of that certain Series A Preferred Stock Purchase Agreement dated as of the date hereof by and between NEWCO, EpimAb Parent, EpimAb Shareholders and the other purchasers named therein (the “Series A Purchase Agreement”). The aggregate number of shares of Series A Preferred Stock of NEWCO issued pursuant to this Section 8.1 shall be thirty million (30,000,000), representing [***] of the fully diluted shares of NEWCO immediately following the Closings (as defined in the Series A Purchase Agreement). In addition to the Series A Purchase Agreement, EpimAb Parent and EpimAb Shareholders will also enter into, and become parties to, the same financing agreements entered into by the other purchasers of NEWCO’s Series A Preferred Stock, including an Investors’ Rights Agreement, a Voting Agreement, and a Right of First Refusal and Co-Sale Agreement.

8.2 Upfront Payment. In partial consideration of the licenses and other rights granted by EpimAb to NEWCO hereunder, NEWCO shall pay to EpimAb a one-time, non-refundable and non-creditable upfront payment of thirty million Dollars ($30,000,000) within [***] after the Effective Date.

8.3 Development and Regulatory Milestones Payments.

(a) Milestone Events. In partial consideration of the licenses and other rights granted by EpimAb to NEWCO hereunder and subject to the remainder of this Section 8.3, NEWCO shall pay to EpimAb the following one-time, non-refundable and non-creditable milestone payments set forth in the table below upon the first achievement of the corresponding milestone event (each, a “Milestone Event”) (whether by NEWCO, its Affiliate or sublicensee):

Milestone Event in the NEWCO Territory	Milestone Payment (in million Dollars)
1) [***]	[***]
2) [***]	[***]
3) [***]	[***]
4) [***]	[***]
5) [***]	[***]
6) [***]	[***]

Total	95

(b) Milestone Conditions. The following conditions apply with respect to the milestones and payments set forth in the table above in Section 8.3(a).

(i) Each milestone payment set forth above shall be due and payable only once, regardless of how many times such Milestone Event is achieved or the number of Products that achieve such Milestone Event. The aggregate milestone payments under this Section 8.3 shall not exceed ninety-five million Dollars ($95,000,000).

(ii) Each milestone payment set forth above shall be due and payable irrespective of whether such Milestone Event is achieved by NEWCO, its Affiliates, or sublicensee(s).

(iii) If Milestone Event #1 has not occurred before Milestone Event #2, #3, #5, or #6 occurs, then Milestone Event #1 will be deemed to have occurred on the same date as the occurrence of Milestone Event #2, #3, #5, or #6 (whichever is first) as applicable.

(iv) If Milestone Event #2 has not occurred before Milestone Event #3, #5, or #6 occurs, then Milestone Event #2 will be deemed to have occurred on the same date as the occurrence of Milestone Event #3, #5, or #6 as applicable.

(c) Pivotal Clinical Trial Advancement. NEWCO or its Acquirer may, but is not obligated to, pay in advance to EpimAb the [***] milestone payment for Milestone Event #2 ([***]) prior to the achievement of such Milestone Event #2. For clarity, if NEWCO or its Acquirer makes such payment, then NEWCO’s obligation to pay such amount after the achievement of Milestone Event #2 shall be deemed fully satisfied and no further payment shall be due with respect to Milestone Event #2 if such Milestone Event #2 is subsequently achieved.

(d) Notice and Payment. NEWCO shall notify EpimAb in writing within [***] after the first achievement of each Milestone Event set forth above and shall pay to EpimAb the corresponding milestone payment within [***] after the achievement of such Milestone Event.

8.4 Sales Milestone.

(a) Sales Milestone Events. In partial consideration of the licenses and other rights granted by EpimAb to NEWCO hereunder and subject to the remainder of this Section 8.4, NEWCO shall pay to EpimAb the following one-time, non-refundable and non-creditable sales milestone payments set forth in the table below within forty [***] after the first Calendar Year in which the aggregated Net Sales of all Products sold in the NEWCO Territory in such Calendar Year reach the corresponding threshold value indicated below. If a sales milestone is achieved prior to the end of a Calendar Year, then the corresponding payment shall be made within [***] after the end of the [***] in which such milestone is achieved (rather than at the end of the [***]).

Aggregate Annual Net Sales (in [***] Dollars) of all Products in the NEWCO Territory within any Calendar Year	Milestone Payment (in million Dollars)
1. Equal or exceed [***]	[***]
2. Equal or exceed [***]	[***]
3. Equal or exceed [***]	[***]
4. Equal or exceed [***]	[***]
5. Equal or exceed [***]	[***]

Total	480

(b) Milestone Conditions. Each sales milestone payment set forth above shall be due and payable only once, regardless of how many times such sales milestone event is achieved. The aggregate milestone payments under this Section 8.4 shall not exceed four hundred and eighty million Dollars ($480,000,000). For clarity, the sales milestone payments in this Section 8.4 are additive, such that if more than one sales milestone set forth above is achieved in the same Calendar Year, then the milestone payments for all such sales milestones shall be payable.

(c) Notice and Payment. As part of the royalty report in Section 8.5(e), NEWCO shall provide written notice to EpimAb if any sales milestone event set forth in Section 8.4(a) above occurs during the time period to which such royalty report pertains. NEWCO shall pay to EpimAb the corresponding milestone payments concurrently with the delivery of such royalty report (i.e., within [***] after the end of the applicable [***]).

8.5 Royalty Payments.

(a) Royalty Rates. In partial consideration of the licenses and other rights granted by EpimAb to NEWCO hereunder and subject to the remainder of this Section 8.5, NEWCO shall make quarterly non-refundable running royalty payments to EpimAb on the Net Sales of Products sold in the NEWCO Territory, as calculated by multiplying the applicable royalty rate set forth in the table below by the corresponding amount of incremental, aggregated annual Net Sales of all Products sold in the NEWCO Territory in the applicable Calendar Year.

For that portion of annual Net Sales (in [***] Dollars) of all Products in the NEWCO Territory in the applicable Calendar Year	Royalty Rate
1) less than or equal to [***]	[***]
2) greater than [***] but less than or equal to [***]	[***]
3) greater than [***]	[***]

(b) Royalty Term. NEWCO’s obligation to pay royalties pursuant to this Section 8.5 shall continue, on a Product-by-Product and Country-by-Country basis, until the latest of: (i) the expiration of the last Valid Claim in the Licensed Patent in such Country that claims such Product, including the composition of matter of or the formulation, method of making or method of using such Product (including any components thereof); (ii) the expiration of all Regulatory Exclusivity for such Product in such Country; and (iii) the date that is twelve (12) years after the First Commercial Sale of a Product in such Country (i.e., the first Product to have a First Commercial Sale in such Country) (the “Royalty Term”).

(c) Royalty Adjustments.

(i) Third Party Licenses. Subject to Section 8.6, in the event NEWCO or any of its Affiliates or sublicensees obtains a license under any Patent or Know-How of a Third Party (including, pursuant to any Elected Upstream License Agreement) that Covers or is necessary to make, use, or sell, offer to sell, or import a Product (including, without limitation, a Compound in a Product) in a Country (a “Third Party License”), then subject to Section 8.5(c)(iv), NEWCO may deduct from the royalty payments that would otherwise have been due under Section 8.5(a) in the corresponding [***], an amount equal to [***] of the amount of such payments paid (or payable) by NEWCO to such Third Party ([***]) to the extent attributable to Products for such license in such Country for such [***].

(ii) Patent Expiry. Subject to Section 8.5(c)(iv), on a Product-by-Product and Country-by-Country basis, if such Product is no longer Covered by a Valid Claim in the Licensed Patent, then the royalty payments payable under Section 8.5(a) with respect to such Product in such Country will be reduced by [***] during such period.

(iii) Biosimilar Entry. Subject to Section 8.5(c)(iv), on a Product-by-Product and Country-by-Country basis, if any Biosimilar Product for any of the Indications included in the approved labeling of such Product is launched in such Country in a given [***], then, thereafter, the royalty payments payable under Section 8.5(a) with respect to such Product in such Country shall be reduced by [***].

(iv) Royalty Floor. In no event shall the royalty reductions described in Section 8.5(c)(i) through Section 8.5(c)(iii), alone or together, reduce the royalties payable by NEWCO for a given [***] during the Royalty Term for a particular Product in a particular Country in the NEWCO Territory to less than [***] of the amounts payable by NEWCO for such [***] pursuant to Section 8.5(a).

(d) [***].

(e) Royalty Report and Payment. Within [***] after the end of each [***], commencing with the [***] in which there is any sale of any Product anywhere in the NEWCO Territory, NEWCO shall provide EpimAb with a report that contains the following information for the applicable [***], on a Product-by-Product and Country-by-Country basis in the NEWCO Territory: [***]. Concurrent with the delivery of the applicable quarterly royalty report, NEWCO shall pay to EpimAb (or its Affiliate designated by EpimAb in writing at least [***] in advance) the royalties owed with respect to Net Sales for such [***] and, if any sales milestone is achieved during such [***], the corresponding sales milestone payment.

8.6 Payments under Upstream License Agreements.

(a) As between the Parties, [***] shall be [***] that are payable by [***] to [***] under the [***] arising from the licenses granted to NEWCO hereunder. At NEWCO’s election, [***] shall either (a) timely [***] for [***] to meet its payment obligations to [***], or (b) directly make [***] and promptly provide documentation to [***] demonstrating that [***].

(b) As between the Parties, [***], its Affiliates or its or their sublicensees. Notwithstanding the foregoing: (i) [***], its Affiliates or its or their sublicensees; and (ii) [***] in accordance with Section 8.6(a).

8.7 Currency; Exchange Rate. All payments to be made by NEWCO to EpimAb under this Agreement (including the upfront payment, milestone payments and royalties) shall be made in Dollars by bank wire transfer in immediately available funds to a bank account designated by written notice from EpimAb. The rate of exchange to be used in computing the amount of currency equivalent in Dollars shall be made at the average of the middle price reported by The Wall Street Journal for the first, middle and last Business Days of the applicable reporting period for the payment due or, if applicable, the period for which the invoice was issued.

8.8 Late Payments. Time is of the essence in respect of all payment obligations under this Agreement. If EpimAb does not receive payment of any sum due to it on or before the due date therefor, simple interest shall thereafter accrue on the sum due to EpimAb from the due date until the date of payment at the interest rate of [***] above LIBOR as reported by The Wall Street Journal for the first, middle and last Business Days of the applicable period since payment due date per [***].

8.9 Financial Records and Audits. NEWCO shall (and shall ensure that its sublicensees (including Affiliates that are sublicensees) will) maintain complete and accurate records in accordance with Accounting Standards and in sufficient detail to permit EpimAb to confirm the accuracy of Net Sales and gross sales reported by NEWCO and amounts payable under this Agreement. Upon no less than [***] prior notice, such records shall be open for examination, during regular business hours, for a period of [***] following the end of the [***] to which they pertain, and not more often than once in any [***] period, by an independent certified public accountant selected by EpimAb and reasonably acceptable to NEWCO, for the sole purpose of verifying for EpimAb the accuracy of the Net Sales, gross sales, royalty reports and any payments provided by NEWCO under this Agreement. [***] of such audit unless such audit reveals an underpayment by [***] of more than [***] of the amount actually due during any [***], in which case [***] of such audit. NEWCO shall pay to EpimAb any underpayment discovered by such audit within [***] after the accountant’s report, plus interest (as set forth in Section 8.8) from the original due date. NEWCO shall include in each relevant sublicense granted by it a provision requiring the sublicensee to maintain records of sales of Products made pursuant to such sublicense and to [***].

8.10 Tax Withholding. If Applicable Laws require that taxes be deducted and withheld from a payment made by NEWCO to EpimAb under this Agreement, NEWCO shall (a) deduct those taxes from the payment; (b) pay the taxes to the proper taxing authority; and (c) send evidence of the obligation together with proof of payment to EpimAb within [***] following that payment. NEWCO’s payment of such amount to the relevant taxing authority shall be deemed payment to EpimAb of such amount for all purposes under this Agreement. EpimAb and NEWCO will cooperate with respect to all documentation required by any taxing authority or reasonably requested by either Party to secure a reduction in the rate of applicable value added tax and withholding taxes or reduction or reimbursement of such taxes withheld.

ARTICLE 9

INTELLECTUAL PROPERTY

9.1 Inventions.

(a) Each Party shall solely own all Inventions invented or otherwise first created solely by or on behalf of such Party, including its, its Affiliates’ and its sublicensees’ employees, contractors and/or agents. Except to the extent restricted by the licenses and other rights granted to other Party under this Agreement or any other agreement between the Parties, each Party shall be entitled to practice, license, assign and otherwise exploit any Invention invented and owned solely by or on behalf of such Party. For all purposes of this Agreement, whether an Invention is invented or otherwise first created shall be determined in accordance with U.S. patent laws pertaining to inventorship (regardless of whether the applicable Invention is patentable or not).

(b) The Parties shall jointly own all Inventions invented or otherwise first created jointly by both Parties (“Joint Inventions”). Except to the extent restricted by the licenses and other rights granted to other Party under this Agreement or any other agreement between the Parties, each Party, as joint owners, shall be entitled to practice, license (with the ability to grant sublicenses through multiple tiers), assign and otherwise exploit its interest in the jointly owned Inventions without the duty of accounting or seeking consent from the other Party. When Prosecuting Joint Patents, the Parties shall use reasonable efforts to separate claims into Joint Product Specific Patents and Joint Product Non-Specific Patents so that Joint Product Non-Specific Patents do not contain any Product Specific Claims.

9.2	Separation of Licensed Patents

(a) Promptly following the Effective Date, EpimAb shall, as soon as commercially reasonably possible, separate the Licensed Patents containing both Product Specific Claims and Product Non-Specific Claims (“To-Be-Separated Patents”) into Product Specific Patents that do not contain any Product Non-Specific Claims and Product Non-Specific Patents that do not contain any Product Specific Claims. [***] shall initially bear the cost of such separation and [***] shall reimburse [***] for [***] of its out-of-pocket expenses in effecting such separation.

(b) To the extent necessary to effectuate the right and responsibility transfer in Section 9.2(a), the Parties shall select a mutually acceptable patent counsel to make appropriate filings to the applicable patent authority in each relevant Country within [***] following Effective Date (the “Cut-off Date”) to effectuate the intention of Section 9.2(a). Thereafter, upon confirmation by the patent authority of each Country, EpimAb shall inform NEWCO thereof, so that NEWCO can exercise the right and take on the responsibility as contemplated in Section 9.2(a). EpimAb shall update Schedule 1.71 (Product Non-Specific Patents) and Schedule 1.73 (Product Specific Patent) at regular intervals to reflect the division of the To-Be-Separated Patents into the above Patent categories. Without limiting the generality of the foregoing, EpimAb shall, upon NEWCO’s reasonable request from time to time, amend this Agreement to document the updates to Schedule 1.71 (Product Non-Specific Patents) and Schedule 1.73 (Product Specific Patent).

(c) EpimAb shall, [***], Prosecute each To-Be-Separated Patent prior to the earlier of the Cut-off Date and the actual separation of such To-Be-Separated Patent as contemplated by Section 9.2(a). EpimAb shall coordinate with NEWCO with respect thereto in accordance with Section 9.3(c) below except that [***]. This Section 9.2(c) shall apply notwithstanding Section 9.3 below. For clarity, all To-Be-Separated Patents are Product Non-Specific Patents unless and until separated as contemplated by Section 9.2(a).

(d) [***]. If the Government Authority responsible for the Prosecution of Patents in a country (e.g., the USPTO in the US) [***] and, [***], shall [***].

9.3 Patent Prosecution.

(a) NEWCO shall have the first right to file, prosecute and maintain (“Prosecute”) all Product Specific Patents and Joint Product Specific Patents in the NEWCO Territory [***]. If reasonably requested by NEWCO, EpimAb shall assist in such Prosecution and [***] shall reimburse [***] for all expenses incurred by [***] to provide such assistance within [***] upon receipt of an invoice by [***]. For the avoidance of doubt, EpimAb shall have the sole right to Prosecute all Product Specific Patents and Joint Product Specific Patents in the EpimAb Territory [***].

(b) Product Non-Specific Patents. EpimAb shall have the sole right to Prosecute all Product Non-Specific Patents and Joint Product Non-Specific Patents worldwide [***]. If reasonably requested by EpimAb, NEWCO shall assist in such Prosecution and [***] shall reimburse [***] for all expenses incurred by [***] to provide such assistance within [***] upon receipt of an invoice by [***].

(c) Coordination. The Parties shall consult with each other and keep each other reasonably informed of the status of the Product-Specific Patents (including Joint Product Specific Patents) worldwide (including in the EpimAb Territory) and shall promptly provide the other Party with all material correspondence received from any patent authority in connection therewith. In addition, each Party shall promptly provide the other Party with drafts of all proposed material filings and correspondence to any patent authority in each Country such Party is responsible for with respect to the Product-Specific Patents (including Joint Product Specific Patents) for the other Party’s review and comment prior to submission. The responsible Party for Prosecution shall confer with the other Party and consider in good faith the other Party’s comments, provided that the other Party shall provide such comments within [***] (or a shorter period reasonably designated by the responsible Party if [***] is not practicable given the filing deadline) of receiving the draft filings and correspondences from the responsible Party.

(d) Step-in Rights.

(i) NEWCO shall promptly notify EpimAb of any decision to cease Prosecution of any Product Specific Patent (including any Joint Product Specific Patent) in any Country in the NEWCO Territory. NEWCO shall provide such notice at least [***] prior to any filing or payment due date, or any other due date that requires action in order to avoid loss of rights, in connection with such Patent in such Country. In such event, NEWCO shall permit EpimAb, [***], to continue the Prosecution of such Product Specific Patent in such Country in the NEWCO Territory. EpimAb’s Prosecution of such Patent in such Country shall not change the Parties’ respective rights and obligations under this Agreement with respect to such Patent other than those expressly set forth in this Section 9.3(d).

(e) Assistance. Each Party shall provide the other Party all reasonable assistance and cooperation in the Patent Prosecution efforts under this Section 9.3, including providing any necessary powers of attorney and executing any other required documents or instruments for such Prosecution.

(f) Certain Prosecution Covenants. EpimAb shall not introduce any Product Specific Claims into any Product Non-Specific Patents. NEWCO shall not introduce any Product Non-Specific Claims into any Product Specific Patents.

9.4 Patent Enforcement.

(a) Each Party shall promptly notify the other Party if it becomes aware of any alleged or threatened infringement by a Third Party of any of the Licensed Patents (including Joint Patents) that involves the development, manufacturing, or sale of any product Directed To both [***] and [***] in the Field anywhere in the world, and any related declaratory judgment, opposition, or similar action alleging the invalidity, unenforceability or non-infringement of any of the Licensed Patents in the Field anywhere in the world (collectively, “Product Infringement”).

(b) As between the Parties, NEWCO shall have the first right (but not the obligation) to bring and control any legal action to enforce the Product-Specific Patent or Joint Product-Specific Patent against any Product Infringement in the Field in the NEWCO Territory, [***] as it reasonably determines appropriate after consultation with EpimAb. If NEWCO does not bring such legal action within [***] after the notice provided pursuant to Section 9.4(a), EpimAb shall have the right (but not the obligation) to bring and control any legal action to enforce such Product Specific Patent against such Product Infringement in the NEWCO Territory [***] as it reasonably determines appropriate.

(c) At the request and [***] of the Party bringing an action under Section 9.4(b) above, the other Party shall provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required by Applicable Laws to pursue such action (e.g., for the Party bringing the action to establish legal standing). In connection with any such enforcement action, the enforcing Party shall keep the other Party reasonably informed on the status of such action and shall not enter into any settlement admitting the invalidity or non-infringement of, or otherwise impairing the other Party’s rights in the Product-Specific Patents or Joint Product-Specific Patents without the prior written consent of the other Party. The non-enforcing Party shall be entitled to separate representation in such enforcement action by counsel of its own choice and [***].

(d) Any recoveries resulting from enforcement action brought under Section 9.4(b) above to enforce the Product-Specific Patent or Joint Product-Specific Patent against Product Infringement in the NEWCO Territory shall be first applied against payment of each Party’s costs and expenses in connection therewith. Any such recoveries in excess of such costs and expenses shall be retained by [***]; provided that if [***].

(e) EpimAb shall have the exclusive right to enforce any Product Non-Specific Patent or Joint Product Non-Specific Patent against any infringement anywhere in the world, in each case [***] and as EpimAb reasonably determines appropriate, and [***].

9.5 Defense of Licensed Patents. In the event that a Party receives notice of any claim alleging the invalidity or unenforceability of any Licensed Patent (including any Joint Patent) in the Territory, such Party shall bring such claim to the attention of the other Party, including all relevant information related to such claim. The Parties, through the JSC, shall discuss such claim. Where such allegation is made in an opposition, reexamination, interference or other patent office proceeding or a declaratory judgement action, then the provisions of Section 9.3 shall apply. Where such allegation is made in a counterclaim to an enforcement action brought under Section 9.4, then the provisions of Section 9.4 shall apply. Each Party shall provide to the Party defending any such rights under this Section 9.5 all reasonable assistance in such enforcement, at such defending Party’s request and expense. The defending Party shall keep the other Party reasonably informed of the status and progress of such efforts, and shall reasonably consider the other Party’s comments on any such efforts. Without the prior written consent of the other Party (not to be unreasonably withheld, conditioned or delayed), neither Party shall enter into any settlement of any claim, suit or action that it defended under this Section 9.5 that admits the invalidity or unenforceability of any Licensed Patent, requires abandonment or limits the scope of any Licensed Patent or Joint Patent or would limit or restrict the ability of either Party to Develop, Manufacture or Commercialize any Product.

9.6 Infringement of Third Party Rights.

(a) Each Party shall notify the other Party of any allegations it receives from a Third Party that the Development, Manufacture or Commercialization of any Compound or Product in the Field anywhere in the world under this Agreement infringes the intellectual property rights of such Third Party. Such notice shall be provided promptly, but in no event after more than [***] following receipt of such allegations. Such notice shall include a copy of any summons or complaint (or the equivalent thereof) received regarding the foregoing. Thereafter, the Parties shall promptly meet to consider the claim or assertion and the appropriate course of action and may, if appropriate, agree on and enter into a “common interest agreement” wherein the Parties agree to their shared, mutual interest in the outcome of such potential dispute. Each Party shall assert and not waive the joint defense privilege with respect to all communications between the Parties.

(b) NEWCO shall be solely responsible for (and have the sole right to control) the defense of any such infringement claims brought against NEWCO, [***]; provided, however, that the provisions of Section 9.4 shall govern the right of NEWCO to assert a counterclaim of infringement of any Licensed Patents (including Joint Patents); and provided further that NEWCO shall not enter into any settlement, consent to judgement or other voluntary final disposition in connection with such defense action without EpimAb’s consent (not to be unreasonably withheld, conditioned, or delayed) if such settlement consent to judgement or other voluntary final disposition requires any payment, admission or other specific performance from EpimAb (for clarity, the granting a sublicense otherwise permitted under this Agreement shall not be deemed specific performance from EpimAb). NEWCO shall keep EpimAb informed on the status of such defense action.

(c) EpimAb shall be solely responsible for (and have the sole right to control) the defense of any such infringement claims brought against EpimAb, [***]; provided, however, that the provisions of Section 9.4 shall govern the right of EpimAb to assert a counterclaim of infringement of any Licensed Patents. EpimAb shall keep NEWCO informed on the status of such defense action.

9.7 Patents Licensed From Third Parties. Each Party’s rights under this Article 9 with respect to any Licensed Patent that is in-licensed by EpimAb from a Third Party under any Upstream License Agreement shall be subject to the rights of such Third Party under the Upstream License Agreement.

9.8 Patent Marking. NEWCO shall mark the Products sold in the NEWCO Territory with appropriate patent numbers in accordance with the applicable patent marking laws, and shall require all of its Affiliates and sublicensees to do the same.

9.9 Trademarks. EpimAb acknowledges that NEWCO may develop a global branding strategy for Products and adopt trademarks specific to the Product throughout the world (collectively the “NEWCO Trademarks”). EpimAb shall not use any NEWCO trademarks used by NEWCO in connection with the Products, whether in the EpimAb Territory or otherwise. For clarity, except as provided by this Section 9.9, nothing in this Agreement restricts EpimAb or the Oncology Third Party from establishing their own branding or trademarks for the Products in the EpimAb Territory.

9.10 IP Assignment upon [***]. Effective upon the occurrence of a [***], EpimAb and its Affiliates shall and hereby do assign to NEWCO all Product Specific Patents in the NEWCO Territory (including all Joint Product Specific Patents). EpimAb shall execute (and cause the execution of) and deliver such further instruments, documents and agreements, give such further written assurances, and take such further actions, in each case as NEWCO may reasonably request and at NEWCO’s sole cost and expense, to carry into effect the intents and purposes of this assignment. For the purposes hereof, [***].

After a [***], Sections 9.3(c), 9.3(d), 9.4(a), 9.4(b), 9.5, or 9.8 shall no longer apply with respect to such assigned Product Specific Patents. For clarity, all Product Specific Patents assigned to NEWCO shall still be deemed Licensed Patents for all purposes of determining payments to EpimAb pursuant to Article 8 and for allocating recoveries under Section 9.4(d). Furthermore, notwithstanding any provision to the contrary, (a) a To-Be-Separated Patent that has not been separated in accordance with Section 9.2 shall not be deemed as a Product Specific Patent, and (b) once a To-Be-Separated Patent has been separated, then the resulting Product Specific Patent shall be deemed as a Product Specific Patent and assigned in accordance the preceding provisions of this Section 9.10.

ARTICLE 10

CONFIDENTIALITY

10.1 Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, each Party agrees that, for the Term and for a period of [***] thereafter, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement (which includes the exercise of any rights or the performance of any obligations hereunder) any Confidential Information of the other Party pursuant to this Agreement.

10.2 Exceptions. The foregoing confidentiality and non-use obligations shall not apply to any portion of the Confidential Information that the receiving Party can demonstrate by competent written proof:

(a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

(b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

(c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

(d) is subsequently disclosed to the receiving Party by a Third Party who has a legal right to make such disclosure and is not under an obligation of confidentiality to the disclosing Party; or

(e) is subsequently independently discovered or developed by the receiving Party without the aid, application, or use of the disclosing Party’s Confidential Information, as evidenced by a contemporaneous writing.

10.3 Authorized Disclosure. Notwithstanding the obligations set forth in Section 10.1, a Party may disclose the other Party’s Confidential Information, including the terms and conditions of this Agreement, to the extent:

(a) such disclosure is reasonably necessary: (i) for the filing or prosecution of Patents as contemplated by this Agreement; (ii) in connection with regulatory filings for Products; or (iii) for the prosecuting or defending litigation as contemplated by this Agreement;

(b) such disclosure is reasonably necessary: (i) to such Party’s directors, attorneys, independent accountants or financial advisors for the sole purpose of enabling such directors, attorneys, independent accountants or financial advisors to provide advice to the receiving Party, provided that in each such case on the condition that such directors, attorneys, independent accountants and financial advisors are bound by confidentiality and non-use obligations consistent with those contained in this Agreement; or (ii) to actual or potential investors, acquirors, licensors, licensees, collaborators or other business or financial partners (including royalty financing partners) solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition, license, collaboration, financing or other business transaction; provided that in each such case on the condition that such disclosees are bound by confidentiality and non-use obligations consistent with those contained in the Agreement;

(c) such disclosure is required by judicial or administrative process, provided that in such event such Party shall promptly inform the other Party such required disclosure and provide the other Party an opportunity to challenge or limit the disclosure obligations. Confidential Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Article 10, and the Party disclosing Confidential Information pursuant to law or court order shall take all steps reasonably necessary, including seeking of confidential treatment or a protective order to ensure the continued confidential treatment of such Confidential Information; or

(d) with respect to the terms and conditions of this Agreement and any Confidential Information relating to this Agreement or the transactions contemplated by this Agreement, such disclosure is required in the reasonable opinion of such Party’s counsel, to comply with the rules and regulations promulgated by the United States Securities and Exchange Commission or the Nasdaq Stock Market or similar security regulatory authorities or stock market in other Countries, including as a result of any actions taken by a Party not in violation of this Agreement. If a Party intends to disclose this Agreement or any of its terms or other such information in accordance with this Section 10.3(d), such Party will, except where impracticable or not legally permitted, give reasonable advance notice to the other Party of such disclosure, provide a draft of the disclosure to the other Party reasonably in advance of such filing or disclosure for the other Party’s review and comment. The non-disclosing Party will provide any comments as soon as practicable, and the disclosing Party will consider in good faith any timely comments provided by the non-disclosing Party. The disclosing Party shall seek confidential treatment of portions of this Agreement or such terms or information, as may be reasonably requested by the other Party in a timely manner.

10.4 Scientific Publication.

(a) Except to the extent required by Applicable Laws (or regulations promulgated by securities exchanges on which the applicable Party is listed), which shall be governed by Section 10.3(d) above, EpimAb shall, and shall cause its Affiliates and its or their licensees not to, publish any manuscripts, or give other forms of public disclosure such as abstracts and presentations (“Publications”), relating to the Compounds or Products, including the data and results of the Development of the Compounds or Products, without review and approval by NEWCO. Other than EpimAb’s proposed Publications set forth on Schedule 10.4 (“Existing Publications”) which shall be deemed provided to NEWCO as of the Effective Date, EpimAb shall, and shall cause its Affiliates or its or their licensees to, deliver to NEWCO for review a copy of any proposed scientific Publication relating to the Compounds or Products at least [***] before its intended submission for publication. NEWCO shall be afforded the opportunity to review and approve such Publication. NEWCO shall not object to (or require removal of any portion of) such publication except to the extent such publication discloses information concerning the activity of the Compounds or Products itself beyond the publication of clinical data and results or otherwise contains any Confidential Information. NEWCO may also delay the submission of the proposed Publication for an additional [***] as may be reasonably necessary to seek Patent protection for the information disclosed in such proposed Publication.

(b) Except to the extent required by Applicable Laws (or regulations promulgated by securities exchanges on which the applicable Party is listed), which shall be governed by Section 10.3(d) above, NEWCO shall, and shall cause its Affiliates and its or their sublicensees, not to (a) publish any Publications that include Confidential Information pertaining to the FIT-Ig Technology as well as the CD3 binding domains contained in a Compound, in each case, which are not specific to any Product or Compound, but are contained in the data and results of the Development of the Compounds or Products, without review and approval by EpimAb. Without limiting the foregoing sentence, NEWCO and its Affiliates and its or their sublicensees may freely publish any Publication related to the Compounds or Products that is limited to clinical, preclinical and/or manufacturing data, results and/or analyses, and does not contain further Compound or Product information (each a “Pre-Approved Publication”). NEWCO shall, and shall cause its Affiliates or its or their sublicensees to, deliver to EpimAb for review a copy of any proposed scientific Publication relating to the Compounds or Products that is not a Pre-Approved Publication at least [***] before its intended submission for publication. EpimAb shall be afforded the opportunity to review and approve such Publication during such [***] period. EpimAb shall not object to (or require removal of any portion of) such publication except to the extent such publication discloses information concerning the activity of the Compounds or Products itself beyond the publication of clinical, preclinical and/or manufacturing data, results and/or analyses. EpimAb may also delay the submission of any proposed Publication that is not a Pre-Approved Publication for an additional [***] as may be reasonably necessary to seek Patent protection for the information disclosed in such proposed Publication. NEWCO shall notify EpimAb promptly after publishing any Publication relating to any Compound or Product.

10.5 Publicity. The Parties have agreed on language of a joint press release announcing this Agreement, which is attached hereto as Schedule 10.5 and shall include an entity name reasonably chosen by Newco, to be issued by the Parties promptly after the Effective Date. No Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employee(s) for publicity or promotional purposes, without the prior express written permission of the other Party, except as may be required by Applicable Laws.

10.6 Prior CDA. This Agreement supersedes the Mutual Confidential Disclosure Agreement between EpimAb Biotherapeutics Inc. and Foresite Capital Management, LLC, dated [***] (the “Prior CDA”) with respect to information disclosed thereunder. All information exchanged between the Parties under the Prior CDA shall be deemed Confidential Information of the disclosing Party and shall be subject to the terms of this Article 10. This Section 10.6 is without prejudice to any accrued rights under the Prior CDA and shall not be deemed to have released or discharged any accrued liabilities of any Party under the Prior CDA.

10.7 Equitable Relief. Each Party acknowledges that a breach of this Article 10 cannot reasonably or adequately be compensated in damages in an action at law and that such a breach shall cause the other Party irreparable injury and damage. By reason thereof, each Party agrees that the other Party shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of the obligations relating to Confidential Information set forth herein.

10.8 Attorney-Client Privilege. Neither Party is waiving, nor shall be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges or the like as a result of disclosing information pursuant to this Agreement, or any of its Confidential Information (including Confidential Information related to pending or threatened litigation) to the other Party, regardless of whether the disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The Parties: (a) share a common legal and commercial interest in such disclosure that is subject to such privileges and protections; (b) are or may become joint defendants in proceedings to which the information covered by such protections and privileges relates; (c) intend that such privileges and protections remain intact should either Party become subject to any actual or threatened proceeding to which the disclosing Party’s Confidential Information covered by such protections and privileges relates; and (d) intend that after the Effective Date both the receiving Party and the disclosing Party shall have the right to assert such protections and privileges.

10.9 Restricted Information Sharing. Notwithstanding anything to the contrary: (a) nothing in this Agreement obligates EpimAb, its Affiliates or licensees, to disclose or provide access to any information to NEWCO, the JSC, or otherwise to the extent such disclosure or access would, in the reasonable opinion of EpimAb’s (or such Affiliate’s or licensee’s) outside counsel, violate an Applicable Law in the People’s Republic of China; and (b) nothing in this Agreement obligates NEWCO, its Affiliates or sublicensees to disclose or provide access to any information to EpimAb, the JSC, or otherwise to the extent such disclosure or access would, in the reasonable opinion of NEWCO’s (or such Affiliate’s or sublicensee’s) outside counsel, violate an Applicable Law in the United States of America.

ARTICLE 11

REPRESENTATIONS AND WARRANTIES

11.1 Representations and Warranties of Each Party. Each Party represents, warrants, and covenants (as applicable) to the other Party as of the Effective Date that:

(a) it is a company or corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement;

(b) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder, it has taken all necessary corporate action on its part required to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder, and this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally;

(c) it is not a party to, and will not enter into during the Term, any agreement that would prevent it from granting the rights granted to the other Party under this Agreement or performing its obligations under the Agreement; and

(d) in the course of performing its obligations or exercising its rights under this Agreement, it shall comply with all Applicable Laws, including as applicable, cGMP, GCP, and GLP standards, and shall not employ or engage any person or entity who has been debarred by any Regulatory Authority, or, to such Party’s knowledge, is the subject of debarment proceedings by a Regulatory Authority.

11.2 Representations and Warranties of EpimAb. EpimAb represents, warrants, and covenants (as applicable) to NEWCO that:

(a) as of the Effective Date, it has the right under the Licensed Technology to grant the licenses to NEWCO as purported to be granted under Section 2.1 of this Agreement;

(b) it has not, as of the Effective Date, granted, and will not grant during the Term, any license or other right under the Licensed Technology that is inconsistent with the license granted to NEWCO under Section 2.1;

(c) as of the Effective Date, Schedule 1.46 includes all Patents Controlled by EpimAb as of the Effective Date that Cover the Primary Compound or any Product containing a Primary Compound;

(d) as of the Effective Date, neither EpimAb nor any of its Affiliates: (i) is aware of any written claim made against it asserting the invalidity, misuse, unregisterability, unenforceability or non-infringement of any Patent listed in Schedule 1.46 other than patent office actions or the actions of any Regulatory Authority; and (ii) is aware of any written claim made against it challenging EpimAb’s Control of such listed Patents or making any adverse claim of ownership of the rights of EpimAb to such listed Patents;

(e) as of the Effective Date, the only Upstream License Agreement is the [***];

(f) as of the Effective Date, except for the [***] and as set forth on Schedule 11.2(f), no Product Specific Patents are licensed to EpimAb under any Upstream License Agreements;

(g) as of the Effective Date, except with respect to the Oncology Clinical Trial in [***], EpimAb has not prepared, filed or obtained any INDs/CTAs, Marketing Approval Applications or any other regulatory documentation or regulatory licenses for any Products in any jurisdiction;

(h) as of the Effective Date [***];

(i) as of the Effective Date, neither EpimAb nor any of its Affiliates (or any of their personnel involved in the research, Development or Manufacture of any Compound or Product) is, or has been, debarred or disqualified by any Regulatory Authority;

(j) as of the Effective Date [***];

(k) as of the Effective Date [***]; and

(l) as of the Effective Date [***].

11.3 Representations and Warranties of NEWCO. NEWCO represents, warrants, and covenants (as applicable) to EpimAb as of the Effective Date that:

(a) it does not own or Control any Patent that claim or Cover any Compound or Product;

(b) there is no pending or, to NEWCO’s actual knowledge, threatened (in writing), adverse actions, claims, suits or proceedings against NEWCO or any of its Affiliate that involve any antitrust, anti-competition, anti-bribery or corruption violations or that may reasonably be expected to adversely affect NEWCO’s ability to perform its obligations under this Agreement; and

(c) neither NEWCO nor any of its Affiliates is, or has been, debarred or disqualified by any Regulatory Authority.

11.4 NO OTHER WARRANTIES. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY. ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED. NEWCO acknowledges and agrees that the Compounds and Products are the subject of ongoing research and development and that EpimAb cannot assure the safety, usefulness or successful Development or Commercialization of any Compound or Product.

ARTICLE 12

INDEMNIFICATION

12.1 Indemnification by NEWCO. NEWCO shall indemnify and hold harmless EpimAb, its Affiliates, and their directors, officers, employees and agents (individually and collectively, the “EpimAb Indemnitee(s)”) from and against all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) payable to Third Parties incurred in connection with any claims, demands, actions or other proceedings by any Third Party (individually and collectively, “Losses”) to the extent arising from:

(a) (i) the Development, Manufacture or Commercialization of any Product in the NEWCO Territory (ii) the Manufacture of any Product in the EpimAb Territory, if applicable, in each case (i) and (ii), by or on behalf of NEWCO or any of its Affiliates or sublicensees, including product liability claims relating to any Product in such territories;

(b) the [***], willful misconduct [***] of this Agreement by any NEWCO Indemnitee; or

(c) the actual or alleged breach of the [***] by NEWCO or its Affiliates or sublicensees, which breach occurs during the period where NEWCO remains a sublicensee under the [***];

except in each case, to the extent such Losses result from any activities set forth in Section 12.2 for which EpimAb is obligated to indemnify the NEWCO Indemnitee.

12.2 Indemnification by EpimAb. EpimAb shall indemnify and hold harmless NEWCO, its Affiliates and licensees, and their directors, officers, employees and agents (individually and collectively, the “NEWCO Indemnitee(s)”) from and against all Losses to the extent arising from:

(a) (i) the Development, Manufacture or Commercialization of any Product in the EpimAb Territory, (ii) the Development (including the Oncology Clinical Trial) or Manufacture of any Product in the NEWCO Territory, if applicable, by or on behalf of EpimAb or any of its Affiliates or licensees (other than NEWCO, its Affiliates and sublicensees), including product liability claims relating to any Product in such territories; or

(b) the [***], willful misconduct [***] of this Agreement by any EpimAb Indemnitee;

except in each case to the extent such Losses result from any activities set forth in Section 12.1 for which NEWCO is obligated to indemnify the EpimAb Indemnitee.

12.3 Indemnification Procedure. If either Party is seeking indemnification under Sections 12.1 or 12.2 (the “Indemnified Party”), it shall inform the other Party (the “Indemnifying Party”) of the claim giving rise to the obligation to indemnify pursuant to such Section within [***] after receiving notice of the claim (it being understood and agreed, however, that the failure or delay by an Indemnified Party to give such notice of a claim shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been prejudiced as a result of such failure or delay to give notice). The Indemnifying Party shall have the right to assume the defense of any such claim for which it is obligated to indemnify the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense. The Indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim that has been assumed by the Indemnifying Party. Neither Party shall have the obligation to indemnify the other Party in connection with any settlement made without the Indemnifying Party’s written consent, which consent shall not be unreasonably withheld or delayed. If the Parties cannot agree as to the application of Sections 12.1 or 12.2 as to any claim, pending resolution of the dispute pursuant to Article 14, the Parties may conduct separate defenses of such claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Sections 12.1 or 12.2 upon resolution of the underlying claim.

12.4 Mitigation of Loss. Each Indemnified Party shall take and shall procure that its Affiliates take all such reasonable steps and action as are reasonably necessary or as the Indemnifying Party may reasonably require in order to mitigate any claims (or potential losses or damages) under this Article 12. Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

12.5 Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 12.5 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS UNDER SECTION 12.1 OR SECTION 12.2, OR [***].

12.6 Insurance. Each Party, at its own expense, shall maintain product liability and other appropriate insurance in an amount consistent with industry standards during the Term. Each Party shall promptly provide a certificate of insurance evidencing such coverage to the other Party upon such other Party’s request.

ARTICLE 13

TERM AND TERMINATION

13.1 Term. The term of this Agreement shall commence upon the Effective Date and continue in full force and effect, on a Product-by-Product and Country-by-Country basis, until the expiration of the Royalty Term for such Product in such Country, unless earlier terminated as set forth in Section 13.2 below (the “Term”). Upon expiration (but not earlier termination) of the Royalty Term with respect to a particular Product in a particular Country, the license granted by EpimAb to NEWCO under Section 2.1 with respect to such Product in such Country shall become non-exclusive, fully paid-up, freely sublicensable (through multiple tiers), royalty-free, perpetual and irrevocable.

13.2 Termination.

(a) Termination by NEWCO for Convenience. At any time, NEWCO may terminate this Agreement in its entirety by providing written notice of termination to EpimAb, which notice includes an effective date of termination at least [***] after the date of the notice.

(b) Termination for Material Breach. Prior to a [***], if either Party believes that the other is in material breach of its material obligations hereunder or material breach of any material representation or warranty set forth in this Agreement, then the non-breaching Party may deliver notice of such breach to the other Party in a manner that clearly identifies such breach and that such Party is providing such notice in accordance with this Section 13.2(b). The allegedly breaching Party shall have [***] from the receipt of the notice to cure such breach or, if such breach cannot be cured within [***] and if the breaching Party prepares and uses reasonable efforts to follow a cure plan, up to [***]. If the breaching Party in good faith either disputes such material breach or, alternatively, does not dispute such material breach but disputes the failure to cure or remedy such material breach and provides written notice of that dispute to the non-breaching Party within the above time period, then (a) the matter will be addressed under the dispute resolution provisions in Article 14, (b) the relevant cure period will be tolled during the pendency of such dispute resolution proceeding and (c) the non-breaching Party cannot terminate this Agreement until (i) it has been determined under Article 14 that the breaching Party is in material breach of a material provision of this Agreement and (ii) such cure period expires without the material breach having been cured by the breaching Party. If the Party receiving notice of breach fails to cure that breach within the cure period set forth above (as may be tolled in accordance with the foregoing), then the Party originally delivering the notice of breach may terminate this Agreement in its entirety upon written notice to the other Party. Notwithstanding the foregoing, after the occurrence of a [***], the non-breaching Party may not terminate this Agreement in accordance with this Section 13.2(b), and the non-breaching Party’s exclusive remedies for the breaching Party’s breach shall be: [***]

[***].

(c) Termination for Insolvency. Each Party shall have the right to terminate this Agreement in its entirety immediately upon written notice to the other Party in the event that (i) such other Party files in any court or agency pursuant to any statute or regulation of any jurisdiction a petition in bankruptcy or insolvency or for reorganization or similar arrangement for the benefit of creditors or for the appointment of a receiver or trustee of such other Party or its assets, (ii) such other Party is declared judicially insolvent, or (iii) such other Party makes an assignment of substantially all of its assets for the benefit of its creditors.

(d) Termination for Patent Challenge. Except to the extent the following is unenforceable under the laws of a particular jurisdiction, EpimAb may terminate this Agreement in its entirety upon [***] written notice to NEWCO if NEWCO or its Affiliates or sublicensees, individually or in association with any other Person, commences a legal or administrative action challenging the patentability, validity, enforceability or scope of any Licensed Patents owned or Controlled by EpimAb anywhere in the world, provided that EpimAb will not have the right to terminate this Agreement under this Section 13.2(d) if (i) for any challenge by any sublicensee, NEWCO terminates such sublicense within [***] of EpimAb’s notice to NEWCO under this Section 13.2(d); (ii) such challenge is dismissed within [***] of EpimAb’s notice to NEWCO under this Section 13.2(d) and not thereafter continued; or (iii) such challenge is in response to a complaint alleging infringement of such Patent filed against NEWCO or any of its Affiliates or sublicensees.

13.3 Effect of Termination. Upon any termination of this Agreement:

(a) Licenses. All licenses and other rights granted by EpimAb to NEWCO under the Licensed Technology shall terminate. Notwithstanding the foregoing, any sublicenses granted by NEWCO shall survive if within [***] after EpimAb notifies such sublicensee of the termination of this Agreement, the relevant sublicensee agrees in writing to be bound by the terms of this Agreement as such terms apply to such sublicensee and become a direct licensee of EpimAb. If such sublicensee agrees to be bound in such manner (a “Surviving Sublicensee”): (a) such sublicensee shall only be responsible for any payments that become due as a result of such sublicensee’s activities after the effective date of any such termination; and (b) notwithstanding anything to the contrary, unless and until the sublicense to a Surviving Sublicensee terminates, none of Sections 13.3(b)–(i) shall apply to the extent such provision would adversely affect such Surviving Sublicensee’s Development, Manufacture, or Commercialization of any Product (as reasonably determined by such Surviving Sublicensee). The license granted by NEWCO to EpimAb under Section 2.7 shall continue. In addition, and notwithstanding Section 2.7, NEWCO hereby grants (but effective only upon termination of this Agreement and then only to the extent NEWCO has not prior to the effective date of termination granted conflicting rights to Surviving Sublicensees) to EpimAb an exclusive (even as to NEWCO and its Affiliates), fully paid, royalty-free, perpetual and irrevocable license, with the right to grant sublicenses through multiple tiers, under the NEWCO Product Technology to Develop, Manufacture, use, sell, offer for sale, import and otherwise Commercialize the Compounds and Products in the Field anywhere in the world.

(b) Regulatory Materials. NEWCO shall (and shall cause its Affiliates and sublicensees to), as instructed by EpimAb, either (i) if permitted by Applicable Laws, promptly transfer and assign to EpimAb or its designee all Regulatory Materials and Regulatory Approvals for Products that are held by NEWCO or its Affiliate or sublicensees other than Surviving Sublicensees, (ii) continue to hold any such Regulatory Materials and Regulatory Approvals for the sole benefit of EpimAb or its designee (in which case, NEWCO shall appoint EpimAb or its designee as the exclusive distributor (with the right to subcontract and appoint subdistributors) under such Regulatory Materials and Regulatory Approvals for Products in the NEWCO Territory, and also as its agent to interact with the applicable Regulatory Authority in the NEWCO Territory with respect to such Regulatory Materials and Regulatory Approvals), until such time EpimAb or its designee files its own Regulatory Materials and obtains its own Regulatory Approvals for Products in the NEWCO Territory; or (iii) terminate or withdraw any such Regulatory Materials and Regulatory Approvals. Upon EpimAb’s request, NEWCO shall provide EpimAb with reasonable assistance and cooperation regarding any inquiries and correspondence with Regulatory Authorities relating to Products.

(c) Data. NEWCO shall (and shall cause its Affiliates and sublicensees to) promptly transfer and assign to EpimAb all data generated from the Development or Manufacturing of Products, including data from all Clinical Trials conducted by or on behalf of NEWCO, and its Affiliates, and all pharmacovigilance data (including all adverse event databases) relating to Products in the Territory.

(d) Trademarks. NEWCO shall (and shall cause its Affiliates and sublicensees to) promptly transfer and assign to EpimAb all NEWCO Trademarks (excluding corporate name or logos of NEWCO or its Affiliates).

(e) Inventory. EpimAb shall have the right (but not the obligation) to purchase from NEWCO any or all of the inventory of the Product held by NEWCO or its Affiliates or sublicensees as of the date of termination at a price equal to the price paid by NEWCO.

(f) Transition Assistance. NEWCO shall (and shall cause its Affiliates and sublicensees to) reasonably cooperate with EpimAb to facilitate orderly transition of the Development, Manufacture and Commercialization of the Products in the NEWCO Territory to EpimAb, including (i) introducing EpimAb to any Third Party vendors (including distributors) involved in activities to Develop, Manufacture, supply, promote, distribute, sell or otherwise Commercialize Products and reasonably cooperating with EpimAb to arrange to continue to provide such services for a reasonable time after termination; (ii) to the extent that NEWCO or its Affiliate or sublicensees (other than Surviving Sublicensees) is performing any activities described above in (i), reasonably cooperating with EpimAb to transfer such activities to EpimAb or its designee, and continuing to perform such activities on EpimAb’s behalf for a reasonable time after termination until such transfer is completed, including continuing to Manufacture and supply Products to EpimAb at a reasonable price; and (iii) providing EpimAb with reasonable quantities of materials used or generated by NEWCO, and its Affiliates in the Development and Commercialization of Products in the NEWCO Territory, such as clinical brochures and promotional materials, or any chemical or biological materials (but not any Active Ingredients that are not Compounds), that were not received from EpimAb.

(g) Ongoing Clinical Trials. If at the time of such termination, any Clinical Trials for the Products are being conducted by or on behalf of NEWCO, or its Affiliates, then, at EpimAb’s election on a trial-by-trial basis: (i) NEWCO shall (and shall cause its Affiliates and sublicensees to) fully cooperate with EpimAb to transfer the conduct of all such Clinical Trials to EpimAb, and EpimAb shall assume any and all liability and costs for such Clinical Trials after the effective date of such termination, provided that NEWCO shall continue to bear all costs and expenses incurred in connection with the conduct of such Clinical Trials until the earlier of the completion of such Clinical Trial or [***] after the effective date of such termination; or (ii) NEWCO shall (and shall cause its Affiliates and sublicensees (other than Surviving Sublicensees) to) at its own cost and expense, orderly wind down in compliance with Applicable Laws the conduct of any such Clinical Trial which is not assumed by EpimAb under clause (i).

(h) Transition Cost. Unless this Agreement is terminated by NEWCO pursuant to Section 13.2(a) or by EpimAb pursuant to Section 13.2(b) or 13.2(d), [***].

(i) Return of Confidential Information. NEWCO shall (and shall cause its Affiliates and sublicensees to) promptly return or destroy (at EpimAb’s election) all tangible materials comprising, bearing or containing any Confidential Information of EpimAb that are in NEWCO’s or its Affiliates’ or sublicensees’ possession or control.

13.4 Survival. Expiration or termination of this Agreement shall not relieve the Parties of any liability (including, without limitation, any payment obligation or liability for breach of this Agreement) accruing prior to such expiration or termination. Without limiting the foregoing, the following provisions shall survive the termination or expiration of this Agreement for any reason: Section 2.7, Section 8.9, Section 8.10, Section 9.1 (with respect to Inventions created prior to termination or expiration), Section 11.4, Section 12.1, Section 12.2, Section 12.3, Section 12.4, Section 12.5, Section 12.6, Section 13.3, Section 13.4, Section 13.5, Article 1, Article 10 (provided that Section 10.4 shall not apply to EpimAb’s Publications), Article 14, and Article 15.

13.5 Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary, all other remedies shall remain available except as agreed to otherwise herein.

ARTICLE 14

DISPUTE RESOLUTION

14.1 Disputes. The Parties recognize that disputes as to certain matters may from time to time arise during the Term which relate to either Party’s rights or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 14 to resolve any controversy or claim arising out of, relating to or in connection with any provision of this Agreement, if and when a dispute arises under this Agreement.

14.2 Internal Resolution. With respect to all disputes arising between the Parties under this Agreement, including, without limitation, any alleged breach under this Agreement or any issue relating to the interpretation or application of this Agreement, but excluding any dispute that should be resolved by the JSC pursuant to Section 3.2(f) or Section 3.2(g), if the Parties are unable to resolve such dispute within [***] after such dispute is first identified by either Party in writing to the other, the Parties shall refer such dispute to the Executive Officers of the Parties for attempted resolution by good faith negotiations within [***] after such notice is received.

14.3 Binding Arbitration.

(a) If the Parties fail to resolve the dispute through escalation to the Executive Officers under Section 14.2, and a Party desires to pursue resolution of the dispute, the dispute shall be submitted by either Party for resolution in arbitration administered by [***].

(b) The arbitration shall be conducted by a panel of three arbitrators experienced in the pharmaceutical business: within [***] after initiation of arbitration, each Party shall select one person to act as arbitrator and the two Party-selected arbitrators shall select a third arbitrator (who shall be the chairperson of the arbitration panel) within [***] of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by [***]. If, however, the aggregate award sought by the Parties is less than [***] and equitable relief is not sought, the arbitration shall be conducted by a single arbitrator agreed by the Parties (or appointed by [***] if the Parties cannot agree).

(c) The seat and location of the arbitration shall be [***] and the language of the proceedings shall be English. The arbitral tribunal shall determine the dispute by applying the provisions of this Agreement and the governing law set forth in Section 15.5. The Parties agree that any award or decision made by the arbitral tribunal shall be final and binding upon them and may be enforced in the same manner as a judgment or order of a court of competent jurisdiction.

(d) By agreeing to arbitration, the Parties shall not deprive any court of its jurisdiction to issue, at the request of a Party, a pre-arbitral injunction, pre-arbitral attachment or other injunctive or equitable relief. Without prejudice to such equitable remedies in aid of arbitration as may be available under the jurisdiction of a competent court, the arbitral tribunal shall have full authority to grant equitable remedies and to award damages for the failure of any Party to the dispute to respect the arbitral tribunal’s order to that effect.

(e) [***].

(f) Notwithstanding anything in this Section 14.3, in the event of a dispute with respect to the validity, scope, enforceability or ownership of any Patent or other intellectual property rights, and such dispute is not resolved in accordance with Section 14.2, such dispute shall not be submitted to an arbitration proceeding in accordance with this Section 14.3, unless otherwise agreed by the Parties in writing, and instead either Party may initiate litigation in a court of competent jurisdiction in any Country in which such rights apply.

ARTICLE 15

MISCELLANEOUS

15.1 Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including embargoes, war, acts of war (whether war be declared or not), insurrections, riots, pandemic, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God or any other deity, or acts, omissions or delays in acting by any Governmental Authority. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake all reasonable efforts necessary to cure such force majeure circumstances.

15.2 Assignment.

(a) Except as express permitted herein, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the prior written consent of the other Party. Any attempted assignment not in accordance with this Section 15.2 shall be null and void and of no legal effect. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respected successors and permitted assigns.

(b) Notwithstanding the foregoing, either Party may, without consent of the other Party, assign this Agreement and its rights hereunder in whole or in part to an Affiliate of such Party, or in whole to its successor-in-interest in connection with a Change of Control transaction.

(c) Notwithstanding the foregoing, EpimAb may, without consent of NEWCO, sell to any Third Party EpimAb’s interest in any payment (or portion thereof) from NEWCO under this Agreement and, upon written instruction from EpimAb and documentation evidencing the sale and confirming such sale was made pursuant to this Section 15.2(c), NEWCO will irrevocably remit such payments to such Third Party in lieu of EpimAb and such payments shall be deemed fully performed by NEWCO upon doing so. For clarity, the foregoing of this Section 15.2(c) does not permit an assignment of EpimAb’s rights and neither permits a Third Party the right to enforce any obligation of EpimAb under this Agreement nor makes or allows such Third Party to be a third party beneficiary of any terms of this Agreement. For clarity, this Section 15.2(c) does not permit EpimAb to assign any rights to receive any information but this Section 15.2(c) does not restrict EpimAb from disclosing information as otherwise permitted by this Agreement.

15.3 Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

15.4 Notices. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to EpimAb:

 [***]

If to NEWCO:

 [***]

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by facsimile on [***]; (b) on the [***] after dispatch if sent by internationally-recognized overnight courier; or (c) on the [***] following the date of mailing if sent by mail.

15.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to any rules of conflict of laws and excluding the United Nations Convention on Contracts for the International Sales of Goods.

15.6 Foreign Corrupt Practices Act Compliance.

(a) Compliance with FCPA. The U.S. government imposes and enforces prohibitions on the payment or transfer of anything of value to governments, government officials, political parties or political party officials (or relatives or associates of such officials) (“FCPA Covered Person”) for the purpose of illegally influencing them, whether directly or indirectly, to obtain or retain business. This U.S. law is referred to as the Foreign Corrupt Practices Act (“FCPA”), and it can have application to conduct of a U.S. corporation’s foreign subsidiaries, employees, agents and distributors. A summary of the law and related information can be found at http://www.justice.gov/criminal/fraud/fcpa. By signing this Agreement, NEWCO represents, warrants and covenants (as applicable) to EpimAb that:

(i) it is familiar with the provisions and restrictions contained in the OECD Convention and FCPA;

(ii) it shall comply with the FCPA in the Development and Commercialization of Products under this Agreement;

(iii) it shall not, in the course of its performance under the Agreement, offer, promise, give, demand, seek or accept, directly or indirectly, any gift or payment, consideration or benefit in kind to any FCPA Covered Person that would or could be construed as an illegal or corrupt practice;

(iv) it is not an FCPA Covered Person or affiliated with any FCPA Covered Person; and

(v) it shall immediately notify EpimAb of any attempt by any FCPA Covered Person to directly or indirectly solicit, ask for, or attempt to extort anything of value from NEWCO, its Affiliates or sublicensees, and shall refuse any such solicitation, request or extortionate demand except a facilitating payment as expressly permitted under the FCPA.

(b) No Action. In no event shall any Party be obligated under the Agreement to take any action or omit to take any action that such Party believes, in good faith, would cause it to be in violation of any Applicable Laws and regulations, including the anti-bribery laws referenced in this Section 15.6.

(c) Audit. In the event that EpimAb has reason to believe that a violation of any FCPA regulations by NEWCO has occurred or may occur, EpimAb shall have the right to select an independent Third Party to conduct an audit of NEWCO and review relevant books and records of NEWCO, to satisfy itself that no such violation has occurred. Unless otherwise required under Applicable Laws and regulations or by order of a competent court or regulatory authority, EpimAb shall ensure that the selected independent Third Party shall keep confidential all audited matters and the results of the audit. EpimAb does reserve the right to disclose to the U.S. or foreign government, its agencies or any other government or non-government party, information relating to a possible violation by NEWCO of any violation of the FCPA.

15.7 Entire Agreement; Amendments. The Agreement, together with the Exhibits and Schedules attached hereto, contains the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, with regard to the subject matter hereof (including the licenses granted hereunder) are superseded by the terms of this Agreement. Neither Party is relying on any representation, promise, nor warranty not expressly set forth in this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of both Parties hereto.

15.8 Headings. The captions to the several Sections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the Sections of this Agreement.

15.9 Independent Contractors. It is expressly agreed that EpimAb and NEWCO shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither EpimAb nor NEWCO shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

15.10 Waiver. The waiver by either Party of any right hereunder, or the failure of the other Party to perform, or a breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise.

15.11 Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

15.12 Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

15.13 Business Day Requirements. In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a Business Day then such notice or other action or omission shall be deemed to be required to be taken on the next occurring Business Day.

15.14 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as necessary or appropriate in order to carry out the purposes and intent of this Agreement.

15.15 Construction. Except where the context expressly requires otherwise, (a) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (c) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (d) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any person shall be construed to include the person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections, Schedules, or Exhibits shall be construed to refer to Sections, Schedules or Exhibits of this Agreement, and references to this Agreement include all Schedules and Exhibits hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree”, “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or Section, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and (k) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “and/or.”

15.16 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each Party shall be entitled to rely on the delivery of executed counterpart signature pages of this Agreement by means of industry standard electronic signature software or by exchanging executed signature pages in .pdf format via e-mail, and such electronic copies shall be legally effective to create a valid and binding agreement between the Parties.

{Signature Page Follows}

IN WITNESS WHEREOF, the Parties intending to be bound have caused this License and Collaboration Agreement to be executed by their duly authorized representatives as of the Effective Date.

SHANGHAI EPIMAB BIOTHERAPEUTICS CO., LTD.		FL2024-005, Inc.

By:	/s/ Chengbin Wu	By:	/s/ Vikram Bajaj
Name:	Chengbin Wu	Name:	Vikram Bajaj
Title:	CEO	Title:	President

Date:	08/03/2024	Date:	August 5, 2024

List of Schedules

Schedule 1.46:	Existing Licensed Patents
Schedule 1.68:	Primary Compound Structure
Schedule 1.71:	Existing Product Non-Specific Patents
Schedule 1.73:	Existing Product Specific Patents
Schedule 1.81:	Upstream License Agreements
Schedule 2.9:	Licensed Know-How Technology Transfer
Schedule 4.1(a):	[***]
Schedule 8.1:	Equity Issuance
Schedule 10.4:	Existing Publications
Schedule 10.5:	Press Release
Schedule 11.2(f):	Existing In-Licensed Product Specific Patents

Schedule 1.46

Existing Licensed Patents

[***]

Schedule 1.68

Primary Compound Structure

[***]

Schedule 1.71

Existing Product Non-Specific Patents

[***]

Schedule 1.73

Existing Product Specific Patents

[***]

Schedule 1.81

Upstream License Agreements

[***]

Schedule 2.9

Licensed Know-How Technology Transfer

[***]

Schedule 4.1(a)

[***]

[***]

Schedule 8.1

Equity Issuance

[***]

Schedule 10.4

Existing Publications

[***]

Schedule 10.5

Press Release

EpimAb Biotherapeutics and [***] Announce Strategic Collaboration to Develop EMB-06, a BCMA×CD3 Bispecific Antibody

Shanghai/San Diego, [***], 2024 - EpimAb Biotherapeutics, a clinical stage biopharmaceutical company specializing in the discovery and development of multi-specific antibodies for diseases with high unmet need, and [***], a clinical stage company incubated by Foresite Labs and backed by Foresite Capital, Qiming Venture Partners, Samsara Biocapital, and Mirae Asset Management, announced today it has entered into a license agreement for EpimAb’s BCMA-targeting T-cell engager (TCE) EMB-06.

Under this agreement, EpimAb will grant [***] the exclusive rights to develop and commercialize EMB-06 outside of Greater China (mainland China, Hong Kong, Macau and Taiwan), while EpimAb shall retain the rights to EMB-06 in Greater China. EpimAb will receive total upfront considerations of $60m in cash and equity of [***], and will be eligible to receive up to $575 million development, regulatory and commercial milestones, plus royalties on net sales.

“EpimAb is excited to enter into this partnership with [***] on EMB-06, which is well positioned to realize the potential of EMB-06,” said Dr. Chengbin Wu, CEO and founder of EpimAb. “EMB-06 is the first candidate developed with our proprietary T-cell engager platform and has shown promising clinical activity when evaluated in patients with multiple myeloma. We look forward to evaluating the potential of EMB-06 in autoimmune diseases.”

“Emerging clinical data using B-cell depletion in autoimmune diseases has shown compelling results,” said Michael Rome, managing director at Foresite Capital and lead investor of [***]. “EMB-06 is a promising clinical asset and we look forward to building a leading company focused on T-cell engagers for autoimmune diseases.”

EMB-06 is the first TCE developed within EpimAb’s T-cell engager platform, which combines EpimAb’s proprietary FIT-Ig bispecific platform and CD3 binder panel, and EpimAb’s in-house discovery and antibody engineering expertise. This allows EpimAb to quickly generate and screen a suite of engagers in the discovery stage for diseases of interest, and advance TCE candidates that could provide the optimal efficacy and safety profile into the pre-IND and clinical stages.

About EpimAb Biotherapeutics, Inc.

EpimAb Biotherapeutics is a clinical-stage biopharmaceutical company specializing in the development of multi-specific antibodies. Utilizing a broad range of in-house research and technology capabilities, including the proprietary FIT-Ig® (Fabs-In-Tandem Immunoglobulin) and MAT-Fab (Monovalent Asymmetric Tandem Fab) bispecific platform, EpimAb is generating and globally advancing a unique pipeline of transformative preclinical and clinical assets that aim to benefit cancer patients. For further information, please visit: www.epimab.com.

About [***]

[***] was formed in 2024 with a focus on innovative therapies to address immunology and inflammation associated diseases. The company has been incubated by Foresite Labs, an incubation platform led by an experienced team of scientists, engineers, and operators who believe that the tools of data science, when applied with scientific rigor, will greatly accelerate scientific discovery and the development of new products and services that benefit patients. [***] is backed by Foresite Capital, Qiming Venture Partners, Samsara Biocapital, and Mirae Asset Management.

About Foresite Labs

Foresite Labs is a center for entrepreneurial innovation at the nexus of data science and healthcare. Based in San Francisco and Boston, Foresite Labs partners with next generation healthcare entrepreneurs to launch life sciences and healthcare companies that use the tools of data science to solve our greatest unmet medical needs. For more information, please visit www.foresitelabs.com.

EpimAb Biotherapeutics Contact

Investor Contact

Yuan Wang, Director of Investor Relations

Direct: +86-21-61951011

IR@epimab.com

BD Contact

Dr. Jason Tang, BD Director

Direct: +86-21-61951014

yesheng.tang@epimab.com

[***] Contact

Kayla Abbassi

kaylaa@vsc.co

(562) 412-2038

Schedule 11.2(f)

Existing In-Licensed Product Specific Patents

[***]